                                                              EXECUTION VERSION



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                             AGREEMENT AND PLAN OF MERGER



                                        AMONG



                                      ACQUIROR,


                                    ACQUIROR SUB,


                                        TARGET


                                         AND


                            THE SHAREHOLDERS NAMED HEREIN



                            DATED AS OF DECEMBER 17, 1998


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

                                  TABLE OF CONTENTS

                                      ARTICLE l

                                     DEFINITIONS

     1.01 Definitions ..........................................................  2
     1.02 References, Titles and Rules of Construction ......................... 10


                                      ARTICLE 2

                                 THE MERGER; CLOSING

     2.01 The Merger ........................................................... 10
     2.02 Effective Time; Closing .............................................. 11
     2.03 Effect of the Merger ................................................. 11
     2.04 Articles of Incorporation; Bylaws .................................... 11
     2.05 Directors and Officers ............................................... 11
     2.06 Reductions Notice .................................................... 12
     2.07 Escrow ............................................................... 12
     2.08 Shareholder Approval ................................................. 13


                                      ARTICLE 3

                               CONVERSION OF SECURITIES

     3.01 Conversion of Securities ............................................. 13
     3.02 Exchange of Certificates ............................................. 14
     3.03 Stock Transfer Books ................................................. 16
     3.04 Common Stock Equivalents ............................................. 16
     3.05 Tax Withholding ...................................................... 18


                                      ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF THE TARGET

     4.01 Organization and Qualification; Target Subsidiaries................... 18
     4.02 Articles of Incorporation and Bylaws ................................. 19
     4.03 Capitalization ....................................................... 19
     4.04 Authority Relative to This Agreement ................................. 20
     4.05 No Conflict; Required Filings and Consents ........................... 20
     4.06 Permits; Compliance .................................................. 21
     4.07 Financial Statements ................................................. 22
     4.08 Absence of Certain Changes or Events ................................. 22
     4.09 Absence of Litigation; Compliance with Laws .......................... 23
     4.10 Employee Benefit Plans ............................................... 23


                                       i


     4.11 Labor Matters ........................................................ 25
     4.12 Taxes ................................................................ 27
     4.13 Environmental Matters ................................................ 29
     4.14 Brokers .............................................................. 30
     4.15 Tangible Property .................................................... 30
     4.16 Material Contracts ................................................... 31
     4.17 Vote Required ........................................................ 31
     4.18 Parachute Payments ................................................... 31
     4.19 Certain Business Practices ........................................... 31
     4.20 Insurance ............................................................ 32
     4.21 Board Recommendation ................................................. 32
     4.22 Change in Control .................................................... 32
     4.23 Intellectual Property ................................................ 32
     4.24 Inventory ............................................................ 33
     4.25 Relationship with Suppliers .......................................... 33
     4.26 Relationship with Customers .......................................... 34
     4.27 Accounts Receivable .................................................. 34
     4.28 Affiliate Relationships .............................................. 34
     4.29 Information Systems .................................................. 34


                                      ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                                   AND ACQUIROR SUB

     5.01 Corporate Organization and Qualification ............................. 35
     5.02 Articles of Incorporation and Bylaws ................................. 35
     5.03 Authority Relative to This Agreement ................................. 35
     5.04 No Conflict; Required Filings and Consents ........................... 35
     5.05 Absence of Litigation ................................................ 36
     5.06 Ownership of Acquiror Sub; No Prior Activities ....................... 36
     5.07 Brokers .............................................................. 37
     5.08 Financing ............................................................ 37


                                      ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     6.01 Owners of Shares ..................................................... 37
     6.02 Authority Relative to This Agreement ................................. 37
     6.03 No Conflict; Required Filings and Consents ........................... 37
     6.04 Absence of Litigation ................................................ 38
     6.05 Brokers .............................................................. 38


                                       ii


                                      ARTICLE 7

                        CONDUCT OF BUSINESS PENDING THE MERGER

     7.01 Conduct of Business by the Target Pending the Merger ................. 38

                                     ARTICLE 8

                                ADDITIONAL AGREEMENTS

     8.01 Proxy Statement ...................................................... 41
     8.02 Target Shareholder Meeting ........................................... 41
     8.03 Appropriate Action; Consents; Filings ................................ 41
     8.04 Access to Information; Confidentiality ............................... 43
     8.05 No Solicitation of Transactions by Target ............................ 43
     8.06 Directors' and Officers' Indemnification ............................. 44
     8.07 Obligations of Acquiror Sub .......................................... 44
     8.08 Public 4announcements ................................................ 44
     8.09 Notification of Certain Matters ...................................... 44
     8.10 Further Action ....................................................... 44
     8.11 Employee Benefits .................................................... 45
     8.12 1998 Audited Financial Statements .................................... 45
     8.13 Agreement to Vote or Consent ......................................... 45
     8.14 Revocation of Proxies and Consents ................................... 46
     8.15 Shareholders' Support of the Merger .................................. 46
     8.16 Senior Credit Facility ............................................... 47
     8.17 Shareholder Loans .................................................... 47
     8.18 Non-Competition Agreements ........................................... 47
     8.19 Matters relating to Shareholder Option Agreement ..................... 48
     8.20 Termination Agreement ................................................ 49
     8.21 Effective Time Shareholder List ...................................... 49
     8.22 Employment Agreement Amendment ....................................... 49


                                      ARTICLE 9

                               CONDITIONS TO THE MERGER


     9.01 Conditions to the Obligations of Each Party .......................... 49
     9.02 Conditions to the Obligations of Acquiror and Acquiror Sub ........... 50
     9.03 Conditions to the Obligations of the Target .......................... 51


                                      ARTICLE 10

                          TERMINATION, AMENDMENT AND WAIVER


     10.01 Termination ......................................................... 52


                                       iii


     10.02 Effect of Termination ............................................... 53
     10.03 Expenses ............................................................ 53
     10.04 Amendment ........................................................... 54
     10.05 Waiver .............................................................. 54


                                      ARTICLE 11

                                   INDEMNIFICATION


     11.01 Indemnification of Acquiror Indemnified Parties ..................... 54
     11.02 Indemnification of Seller Indemnified Parties........................ 55
     11.03 Defense of Third-Party Claims........................................ 55
     11.04 Direct Claims........................................................ 56
     11.05 Limitations.......................................................... 57
     11.06 Matters Not Subject to Minimum Loss ................................. 58

                                      ARTICLE 12

                              THE SELLER REPRESENTATIVE

     12.01 Authorization of the Seller Representative........................... 59
     12.02 Compensation; Exculpation; Indemnity................................. 61
     12.03 Removal and Replacement of Seller Representative; Successor
           Seller Representative; Action by Seller Representative............... 61
     12.04 Reliance; Limitation as to Acquiror, Acquiror Sub and the
           Surviving Corporation................................................ 62


                                      ARTICLE 13

                                  GENERAL PROVISIONS

     13.01 Survival of Representations, Warranties and Agreements .............. 62
     13.02 Notices.............................................................. 62
     13.03 Severability......................................................... 64
     13.04 Assignment; Binding Effect; Benefit.................................. 64
     13.05 Incorporation of Schedules........................................... 64
     13.06 Specific Performance................................................. 64
     13.07 Governing Law........................................................ 64
     13.08 Headings............................................................. 64
     13.09 Counterparts......................................................... 64
     13.10 Waiver of Jury Trial................................................. 65
     13.11 Entire Agreement..................................................... 65
     13.12 No Waiver Relating to Claims for Fraud .............................. 65

EXHIBITS

Exhibit A --   Form of Escrow Agreement
Exhibit B --   Form of Letter of Transmittal
Exhibit C --   Form of Option Release Agreement
Exhibit D --   Form of Non-Competition Agreement
Exhibit E --   Form of Termination Agreement
Exhibit F --   Terms of Employment Agreement Amendment

                             AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 17, 1998 (this "AGREEMENT"), is made among Haggar Clothing Co., a Nevada corporation ("ACQUIROR"), JI Acquisition, Inc., a Texas corporation and a direct, wholly owned subsidiary of Acquiror ("ACQUIROR SUB"), Jerell, Inc., a Texas corporation, each of the persons identified as "Shareholders" on Schedule I hereto (the "SHAREHOLDERS"), and, for the limited purposes set forth in Sections 8.19 and 8.20, each of the persons identified as "Additional Frankel Shareholders" on the signature page hereto. As used in this Agreement, the term "TARGET" means Jerell, Inc., a Texas corporation, at all times prior to the Effective Time (as hereinafter defined) and means the Surviving Corporation (as hereinafter defined) at all times thereafter.

                                PRELIMINARY STATEMENTS

     A. The parties to this Agreement desire that Acquiror Sub be merged with and into the Target (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA").

     B. The Board of Directors of the Target (i) has determined that the Merger is fair to, and in the best interests of, the Target and its shareholders and has approved this Agreement and the transactions contemplated hereby (including the Merger, the "TRANSACTIONS"), and (ii) has recommended approval of this Agreement by, and directed that this Agreement be submitted to a vote of, the shareholders of the Target.

     C. The Boards of Directors of Acquiror and Acquiror Sub have determined that the Merger is in the best interests of Acquiror and Acquiror Sub, respectively, and of their respective shareholders and have approved this Agreement and the Transactions. The Board of Directors of Acquiror Sub has recommended approval of this Agreement to, and this Agreement has been approved by, the sole shareholder of Acquiror Sub.

     D. Each Shareholder is the beneficial owner of the number of shares of Common Stock (as hereinafter defined) set forth opposite such Shareholder's name on SCHEDULE I hereto. Each Shareholder fully supports the Merger and the Transactions and, in order to encourage Acquiror and Acquiror Sub to enter into this Agreement, the Shareholders are willing to enter into the agreements made by such Shareholders herein.

                                      AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Acquiror Sub, the Target and the Shareholders hereby agree as follows:

                                      ARTICLE l

                                     DEFINITIONS

     Section 1.01 DEFINITIONS. The following terms shall have the following meanings in this Agreement:

     "1998 Audited Balance Sheet" has the meaning set forth in Section 8.12.

     "1998 Audited Financial Statements" has the meaning set forth in Section 8.12.

     "Accounts Receivable" has the meaning set forth in Section 4.27.

     "Acquiror" has the meaning set forth in the introductory paragraph of this Agreement.

     "Acquiror Disclosure Schedule" has the meaning set forth in Article 5.

     "Acquiror Indemnified Costs" has the meaning set forth in Section 11.01.

     "Acquiror Indemnified Parties" means Acquiror, each of Acquiror's Affiliates, and each officer, director, employee and consultant of Acquiror and its Affiliates.

     "Acquiror Sub" has the meaning set forth in the introductory paragraph of this Agreement.

     "Acquiror Sub Common Stock" has the meaning set forth in Section 3.01.

     "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Acquiror or any of its Subsidiaries, with respect to (a) any merger, reorganization, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or other similar transaction involving the Target or any Target Subsidiary, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more of the assets of the Target or any Target Subsidiary, in a single transaction or series of transactions (whether related or unrelated), other than inventory sold, leased, exchanged, mortgaged, pledged, transferred or otherwise disposed of in the ordinary course of business, (e) any sale of, tender offer or exchange offer for 5% or more of the outstanding shares of any class of the Target's or any Target Subsidiary's capital stock or any class of the Target's or any Target Subsidiary's debt securities or the filing of a registration statement under the Securities Act in connection therewith, (d) the acquisition by any party of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3) of the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of any class of the Target's or any Target Subsidiary's capital stock or any class of the Target's or any Target Subsidiary's debt securities or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Affiliate" of a specified Person means a Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control with, such specified Person.

     "Aggregate Consideration" means (a) $36,756,637 minus (b) the sum of
(i) the Transaction Costs Excess Amount, if any, plus (ii) the Extraordinary Payments Excess Amount, if any, plus (iii) the Aggregate Option Exercise Price, if any.

     "Aggregate Option Exercise Price" means the aggregate exercise price that would be paid if all Common Stock Equivalents outstanding immediately prior to the Effective Time (including the Vierling Option) were exercised in full (assuming for the purposes of this definition that all such Common Stock Equivalents could be exercised in fill as of such time).

     "Agreement" means this Agreement and Plan of Merger.

     "Amended Employment Agreement" shall mean the Vierling Employment Agreement, as amended by the Employment Agreement Amendment.

     "Articles of Merger" has the meaning set forth in Section 2.02.

     "Audited Financial Statements" has the meaning as set forth in Section
4.07.

     "Balance Sheet" has the meaning set forth in Section 4.07.

     "Balance Sheet Date" has the meaning set forth in Section 4.07.

     "Business Day" means any day on which banks are not required or authorized to close in New York, New York or Dallas, Texas.

     "Cancelable Shares" means (i) any shares of Common Stock held by the Target, Acquiror or Acquiror Sub (or any other direct or indirect wholly owned subsidiary of Acquiror or the Target) immediately prior to the Effective Time, and (ii) any shares of Common Stock held in the treasury of the Target immediately prior to the Effective Time, including the shares acquired by the Target from the Frankel Shareholders upon exercise of the Shareholder Option immediately prior to the Effective Time pursuant to Section 8.19(b).

     "Certificate" has the meaning set forth in Section 3.02.

     "Closing" has the meaning set forth in Section 2.02.

     "Closing Date" has the meaning set forth in Section 2.02.

     "Closing Date Per Share Consideration" means (i) the Per Share Consideration, minus (ii) the Per Share Merger Escrow Amount.

     "Code" has the meaning set forth in Section 3.05.

     "Common Stock" means common stock, par value $0.05 per share, of the Target.

     "Common Stock Equivalents" means, without duplication, any rights, warrants, options (including the Vierling Option), convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event; provided, however, that Common Stock Equivalents shall not include rights pursuant to any pledge, Lien or other security interest in Common Stock that is released at or prior to Closing.

     "Commonly Controlled Entity" has the meaning set forth in Section 4.10.

     "Confidentiality Agreement" has the meaning set forth in Section 13.11.

     "Control" (including the terms "Controlled By" and "Under Common Control With") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     "Dissenting Shares" has the meaning set forth in Section 3.02.

     "Effective Time" has the meaning set forth in Section 2.02.

     "Employment Agreement Amendment" has the meaning set forth in Section
8.22.

     "Environmental Claims" has the meaning set forth in Section 4.13.

     "Environmental Law" has the meaning set forth in Section 4.13.

     "Environmental Permits" has the meaning set forth in Section 4.13.

     "Equity Securities" has the meaning set forth in Section 3.04.

     "ERISA" has the meaning set forth in Section 4.10.

     "Escrow Account" shall have the meaning set forth in Section 2.07.

     "Escrow Agent" means Chase Bank of Texas, National Association, and includes its successors and assigns.

     "Escrow Agreement" has the meaning set forth in Section 2.07.

     "Escrow Amount" shall mean the sum of the Frankel Option Escrow Amount, the Vierling Option Escrow Amount and the Merger Escrow Amount.

     "ESOP" means the Jerell, Inc. Employee Stock Ownership Plan, as amended and restated as of November 1, 1994.

     "Exchange Act" has the meaning set forth in Section 5.04.

     "Exchange Agent" has the meaning set forth in Section 3.02.

     "Exchange Fund" has the meaning set forth in Section 3.02.

     "Expiration Date" has the meaning set forth in Section 11.05.

     "Extraordinary Payments" means all payments or other distributions required to be made, pursuant to any oral or written contracts or other agreements, to any directors, officers, employees or agents of the Target or any Target Subsidiary as a result of the Transactions, including all severance payments, termination payments or other amounts payable, including the estimated costs of benefits required to be provided under the terms of any employment agreement determined as if the employee's employment with the Target or any Target Subsidiary was terminated after the occurrence of a "change of control" or other similar event (whether such payments or distribution are paid on or before the Closing Date or are payable on or after the Closing Date.

     "Extraordinary Payments Excess Amount" means the aggregate amount of all Extraordinary Payments in excess of an aggregate of $888,000 payable to Frankel and Vierling pursuant to incentive bonus arrangements between such individuals and the Target.

     "Financial Statements" has the meaning as set forth in Section 4.07.

     "Frankel" shall mean Gerald M. Frankel.

     "Frankel Option Escrow Amount" shall have the meaning set forth in
Section 2.07.

     "Frankel Shareholders" has the meaning set forth in Section 8.19.

     "Fully-Diluted Common Stock" means the number of outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents, including the Vierling Option.

     "Governmental Authority" has the meaning set forth in Section 4.05.

     "Hazardous Substances" has the meaning set forth in Section 4.13.

     "HSR Act" has the meaning set forth in Section 4.05.

     "Indemnified Costs" means the Target Indemnified Costs, the Shareholder Indemnified Costs or the Acquiror Indemnified Costs, as the case may be.

     "Indemnified Party" means an Acquiror Indemnified Party or Seller Indemnified Party, as the case may be.

     "Initial Maximum Shareholder Escrow Amount" shall mean (i) with respect to any holder of Outstanding Shares other than the Shareholders, an amount equal to the product of the Per Share Merger Escrow Amount multiplied by the number of Outstanding shares held by such holder, (ii) with respect to Frankel, the Frankel Option Escrow Amount, and (iii) with respect to Vierling, the Vierling Option Escrow Amount plus an amount equal to the product of the Per Share Merger Escrow Amount multiplied by the number of Outstanding Shares held by Vierling.

     "Indemnifying Party" has the meaning set forth in Section 11.03.

     "Interest Differential" shall mean, with respect to any amount deposited with the Escrow Agent pursuant to Section 2.07(b) and subsequently paid to Vierling pursuant to the Amended Employment Agreement, an amount equal to the excess, if any, of (i) simple interest which would have accrued from the Closing Date to the date of such payment on such amount if such interest accrued at a rate equal to the Prime Rate, over (ii) the interest, dividends, income and other proceeds actually earned on such amounts in accordance with the terms and provisions of the Escrow Agreement.

     "Inventory" has the meaning set forth in Section 4.24.

     "Law" has the meaning set forth in Section 4.05.

     "Lease Third Party" has the meaning set forth in Section 4.05.

     "Lien" has the meaning set forth in Section 4.03.

     "Loan and Security Agreement" means the Loan and Security Agreement, dated November 20, 1990, between Heller Financial, Inc. and Jerell, Inc., including all amendments thereto.

     "Material" means material to the condition (financial or other), business, results of operations or prospects of a specified Person and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

     "Material Adverse Effect" has the meaning set forth in Section 4.01.

     "Material Contract" has the meaning set forth in Section 4.16.

     "Maximum Shareholder Escrow Amount" means, with respect to any Person, such Person's Initial Maximum Shareholder Escrow Amount, less any amounts previously deducted from such Person's Initial Maximum Shareholder Escrow Amount in accordance with Section 11.05(c).

     "Merger" has the meaning set forth in the Preliminary Statements of this Agreement.

     "Merger Escrow Amount" shall have the meaning set forth in Section 2.07.

     "Option Consideration" has the meaning set forth in Section 3.04.

     "Option Release Agreement" has the meaning set forth in Section 3.04.

     "Outstanding Shares" shall mean the collective reference to each share of Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the exercise of the Shareholder Option as contemplated in Section 8.19(b)).

     "PBGC" has the meaning set forth in Section 4.10.

     "Per Share Consideration" means the quotient obtained when (i) the sum of the Aggregate Consideration PLUS the Aggregate Option Exercise Price is divided by (ii) the number of shares of Fully-Diluted Common Stock outstanding immediately prior to the Effective Time (after giving effect to the exercise of the Shareholder Option as contemplated in Section 8.19(b).

     "Per Share Merger Escrow Amount" means the quotient obtained when the Merger Escrow Amount is divided by the number of Outstanding Shares.

     "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, estate, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Plan" has the meaning set forth in Section 4.10.

     "Prime Rate" shall mean, for any calendar quarter, the rate which Chase Bank of Texas, National Association announces as its prime lending rate on the first day of such quarter.

     "Pro Rata Portion" of any distribution made from the Escrow Account for the account of Target's shareholders shall mean an amount equal to the quotient obtained when (a) the amount of any distribution made from the Escrow Account for the account of Target's shareholders is divided by (b) the number of Outstanding Shares.

     "Proxy Statement" has the meaning set forth in Section 8.01.

     "Reductions Notice" has the meaning set forth in Section 2.06.

     "Representative" has the meaning set forth in Section 8.04.

     "Required Target Vote" has the meaning set forth in Section 4.17.

     "Return" has the meaning set forth in Section 4.12.

     "SEC" has the meaning set forth in Section 3.02.

     "Secretary" has the meaning set forth in Section 2.02.

     "Securities Act" has the meaning set forth in Section 4.03.

     "Seller Indemnified Parties" means each of the Target's shareholders, each shareholder, partner and affiliate of such shareholder, and each officer, director, employee and consultant of such shareholder and its affiliates.

     "Seller Representative" has the meaning set forth in Section 12.01.

     "Senior Credit Facility" means, collectively, the Loan and Security Agreement and all other Financing Agreements (as such term is defined in the Loan and Security Agreement), including all amendments thereto.

     "Shareholder Indemnified Costs" has the meaning set forth in Section
11.01.

     "Shareholder Option" shall have the meaning set forth in Section 8.19.

     "Shareholder Option Agreement" means the Stock Option Agreement dated March 15, 1995 by and among the Frankel Shareholders and Vierling, as amended October 9, l998, and December 15, 1998.

     "Shareholder Option Exercise Price" shall have the meaning set forth in
Section 8.19.

     "Shareholders" has the meaning set forth in the introductory paragraph of this Agreement.

     "Subsidiary" or "Subsidiaries" of any Person means any corporation, company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, 50% or more of the stock or other equity or similar interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "TBCA" has the meaning set forth in the Preliminary Statements of this Agreement.

     "Target" has the meaning set forth in the introductory paragraph of this Agreement.

     "Target Banker" has the meaning set forth in Section 4.14.

     "Target Disclosure Schedule" has the meaning set forth in Section 4.01.

     "Target Equity Agreements" has the meaning set forth in Section 4.03.

     "Target Indemnified Costs" has the meaning set forth in Section 11.01.

     "Target Permits" has the meaning set forth in Section 4.06.

     "Target Program or Target Agreement" has the meaning set forth in Section 4.10.

     "Target Shareholder Meeting" has the meaning set forth in Section 8.02.

     "Target Subsidiary" has the meaning set forth in Section 4.01.

     "Target Transaction Costs" means the aggregate amount of all fees, costs and expenses of the Target or any Target Subsidiary actually incurred in connection with this Agreement or the consummation of the Transactions (whether incurred on behalf of the Target or any Target Subsidiary or on behalf of any Shareholder or other shareholder of the Target), including any investment banking, accounting, advisory, brokers, finders, printers or legal fees or fees paid to any Governmental Authority or other third party, and including any fees and expenses incurred in connection with the preparation and dissemination of the Proxy Statement and the conduct of the Target Shareholder Meeting.

     "Target's Intellectual Property" has the meaning set forth in Section
4.23.

     "Tax" has the meaning set forth in Section 4.12.

     "Termination Agreement" shall have the meaning set forth in Section 8.20.

     "Terminating Acquiror Breach" has the meaning set forth in Section 10.01.

     "Terminating Shareholder Breach" has the meaning set forth in Section
10.01.

     "Terminating Target Breach" has the meaning set forth in Section 10.01.

     "Third Party Action" has the meaning set forth in Section 11.03.

     "Third Party Provisions" has the meaning set forth in Section 13.04.

     "Title Claims" means, with respect to any Shareholder, any claim brought against such Shareholder based upon the breach by such Shareholder of the representations and warranties made by such Shareholder in Section 6.01.

     "Transaction Costs Excess Amount" means the excess, if any, of the Target Transaction Costs over $400,000.

     "Transactions" has the meaning set forth in the Preliminary Statements of this Agreement.

     "U.S. GAAP" means United States generally accepted accounting principles applied on a consistent basis throughout the relevant period.

     "Unaudited Financial Statements" has the meaning as set forth in Section 4.07.

     "Vierling" shall mean Edward D. Vierling.

     "Vierling Employment Agreement" shall mean the Restated Employment Agreement between the Target and Vierling effective as of November 1, 1994.

     "Vierling Option" shall have the meaning set forth in Section 8.19.

     "Vierling Option Escrow Amount" shall have the meaning set forth in Section 2.07.

     Section 1.02 REFERENCES. TITLES AND RULES OF CONSTRUCTION. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, or other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation" and the word "or" is not exclusive. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.


                                      ARTICLE 2

                                 THE MERGER: CLOSING

     Section 2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time Acquiror Sub shall be merged with and into the Target. As a result of the Merger, the outstanding shares of capital stock of Acquiror Sub and the Target shall be converted or canceled in the manner provided in Article 3, the separate corporate existence of Acquiror Sub shall cease and the Target shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

     Section 2.02 EFFECTIVE TIME: CLOSING. As promptly as practicable and in no event later than the third Business Day following the satisfaction or waiver of the conditions set forth in Article (or such other date as may be agreed by Acquiror and the Target) (the "CLOSING DATE"), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the office of the Secretary of State of the State of Texas (the "SECRETARY") in such form as is required by, and executed in accordance with, the applicable provisions of the TBCA. The term "EFFECTIVE TIME" means the date and time of the later to occur of (i) the filing of the Articles of Merger with the Secretary, and (ii) such later time as may be agreed in writing by Acquiror and the Target and specified in the Articles of Merger. Immediately prior to the filing of the Articles of Merger, a closing (the "CLOSING") will be held at the Dallas, Texas offices of Vinson & Elkins L.L.P. (or such other place and time as the parties may agree).

     Section 2.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Target and Acquiror Sub and all property (real, personal and mixed) of the Target and Acquiror Sub and all debts due to either the Target or Acquiror Sub on any account, and all other choses in action, and every other interest of or belonging to or due to each of the Target and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of each of the Target and Acquiror Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in the Target or Acquiror Sub shall not revert or in any way become impaired by reason of the Merger, and all rights of creditors and all liens upon any property of the Target or Acquiror Sub shall be preserved unimpaired following the Merger.

     Section 2.04 ARTICLES OF INCORPORATION: BYLAWS. (a) At the Effective Time, the Articles of Incorporation of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the TBCA and such Articles of Incorporation; provided, however, the Articles of Merger shall amend Article I of Acquiror Sub's Articles of Incorporation to provide that the name of the Surviving Corporation shall be "Jerell, Inc."

          (b) At the Effective Time, the Bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the TBCA, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     Section 2.05 DIRECTORS AND OFFICERS. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until a successor is elected or appointed and qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.

     Section 2.06 REDUCTIONS NOTICE. No later than two Business Days before the Closing Date, the Target shall deliver to Acquiror a written notice (the "REDUCTIONS NOTICE") which shall accurately set forth (i) the amount of any Target Transaction Costs previously paid or payable by the Target, (ii) the Transaction Costs Excess Amount, if any, (iii) the amount of any Extraordinary Payments previously paid or payable by the Target, and (iv) the Extraordinary Payments Excess Amount, if any. At or prior to the Closing, the Target shall pay any unpaid Target Transaction Costs and Extraordinary Payments.

     Section 2.07 ESCROW.

     (a) INDEMNIFICATION ESCROW. Pursuant to Article 11, and subject to the terms and conditions set forth in Article 11, (i) the Target's shareholders (including the Shareholders) are jointly and severally obligated to indemnify the Acquiror Indemnified Parties from and against certain Target Indemnified Costs, and (ii) the Shareholders have severally, and not jointly, agreed to indemnity the Acquiror Indemnified Parties from and against certain Shareholder Indemnified Costs. At or prior to Closing, each of the Seller Representative, Acquiror and the Escrow Agent shall enter into an Escrow Agreement in the form of EXHIBIT A, subject only to the comments, if any, of the Escrow Agent as to its rights and obligations thereunder (the "ESCROW AGREEMENT"). Notwithstanding any other provision in this Agreement to the contrary, in order to secure the indemnity obligations of the Target's shareholders (including the Shareholders) to the Acquiror Indemnified Parties under this Agreement:

               (A) Frankel hereby agrees with Acquiror, Acquiror Sub and the Surviving Corporation that a portion of the funds which would otherwise be payable to Frankel pursuant to Section 8.19(b) equal to $770,000 (the "Frankel Option Escrow Amount") shall be deposited by the Acquiror in an account with the Escrow Agent (the "Escrow Account") to be held in escrow and distributed pursuant to the terms of this Agreement and the Escrow Agreement. Acquiror is directed by Frankel to deposit, or cause to be deposited, the Frankel Option Escrow Amount with the Escrow Agent at the Closing and Acquiror shall make such deposit, or cause such deposit to be made, as directed;

               (B) Vierling hereby agrees with Acquiror, Acquiror Sub and the Surviving Corporation that a portion of the finds which would otherwise be payable to Vierling pursuant to Section 3.04 equal to $183,248 (the "Vierling Option Escrow Amount") shall be deposited by the Acquiror in the Escrow Account to be held in escrow and distributed pursuant to the terms of this Agreement and the Escrow Agreement. Acquiror is directed by Vierling to deposit, or cause to be deposited, the Vierling Option Escrow Amount with the Escrow Agent at the Closing and Acquiror shall make such deposit, or cause such deposit to be made, as directed;

               (C) an amount equal to $1,046,752 (the "MERGER ESCROW AMOUNT") shall be deposited by the Acquiror in the Escrow Account to be held in escrow and distributed, pursuant to the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement, for the account of either (1) one or more Acquiror Indemnified Parties pursuant to Article 11, or (2) the Target's shareholders, as contemplated in clause (B) of
     Section 3.01(a).


          (b) EMPLOYMENT ESCROW. Notwithstanding any other provision set forth in this Agreement to the contrary, Vierling hereby agrees with Acquiror, Acquiror Sub and the Surviving Corporation that an additional portion of the amounts which would otherwise be payable to Vierling at Closing pursuant to
Section 3.04 equal to $1,500,000 shall be deposited in an account with the Escrow Agent to be held in escrow and distributed pursuant to the terms of the Amended Employment Agreement and the Escrow Agreement. Acquiror hereby agrees that, at the time any portion of the amounts deposited with the Escrow Agent pursuant to this Section 2.07(b) are paid to Vierling in accordance with the terms of the Amended Employment Agreement and the Escrow Agreement, Acquiror shall also pay to Vierling an amount equal to the Interest Differential, if any.

     Section 2.08 SHAREHOLDER APPROVAL. By its execution and delivery of this Agreement, Acquiror hereby consents (in its capacity as the sole shareholder of Acquiror Sub), to the Merger, this Agreement and the consummation of the Transactions, and agrees that Acquiror will not (in its capacity as the sole shareholder of Sub) withdraw, revoke, rescind or alter such consent in any way without the prior written consent of the Target; provided, however, that nothing set forth in this Section 2.08 shall limit or otherwise qualify Acquiror's right to terminate this Agreement pursuant to the terms and subject to the conditions set forth in Article 10.


                                      ARTICLE 3

                               CONVERSION OF SECURITIES


     Section 3.01 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Sub, the Target or the holders of any of the following shares of capital stock, subject to the other provisions of this Section 3.01 and to Section 2.07 and Section 3.02:

          (a)  Each Outstanding Share (excluding (i) the Cancelable Shares and
(ii) the Dissenting Shares) shall be converted into the right to receive (A) an amount equal to the Closing Date Per Share Consideration, plus (B) a Pro Rata Portion of any distributions made from the Escrow Account for the account of Target's shareholders, if any, and shall no longer be outstanding and automatically shall be canceled and cease to exist. Each certificate previously evidencing any such shares of Common Stock shall thereafter represent the right to receive the amounts to which such shares of Common Stock are entitled in the Merger pursuant to this Section and may be exchanged for such amounts in accordance with the provisions of Section 3.02, without interest. The holders of certificates previously evidencing such shares of Common Stock shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by the TBCA;

          (b) each Cancelable Share shall no longer be outstanding and automatically shall be canceled and cease to exist, and no consideration shall be paid or payable in respect of such shares;

          (c) each Dissenting Share shall no longer be outstanding and automatically shall be canceled and cease to exist, and each certificate previously evidencing such shares shall thereafter represent the right to receive the payment to which the shares represented by such certificate are entitled pursuant to Section 3.02(h); and

          (d) each share of common stock, par value $.0l per share, of Acquiror Sub ("ACQUIROR SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall have no other outstanding equity securities immediately after the Effective Time.

     Section 3.02 EXCHANGE OF CERTIFICATES.

          (a) PAYMENTS AT CLOSING. Each shareholder of Target who surrenders a Certificate (as hereinafter defined) to the Surviving Corporation at the Closing, together with a completed and duly executed letter of transmittal in the form of EXHIBIT B hereto (a "LETTER OF TRANSMITTAL"), shall be entitled to receive in exchange therefor (i) an amount equal to the Closing Date Per Share Consideration is multiplied by the number of shares represented by such Certificate, payable by wire transfer of immediately available funds on the Closing Date immediately following the Effective Time to an account designated in writing by such shareholder no later than two (2) Business Days prior to the Closing Date, and (ii) thereafter, a Pro Rata Portion of any distribution made from the Escrow Account for the account of Target's shareholders, if any, and the Certificate so surrendered shall forthwith be cancelled. As used in this Agreement, a "Certificate" means a certificate which immediately prior to the Effective Time evidenced Outstanding Shares.

          (b) EXCHANGE AGENT. As of or before the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States and designated by Acquiror (the "EXCHANGE AGENT"), for the benefit of certain holders of Outstanding Shares and for exchange in accordance with this
Article 3 through the Exchange Agent, cash in an amount equal to (i) the Aggregate Consideration, minus (ii) the aggregate amount paid to shareholders of the Target at the Closing pursuant to Section 3.02(a), minus (iii) the aggregate amount deposited with the Escrow Agent pursuant to Section 2.07, minus (iv) the aggregate amount payable pursuant to Section 3.04 with respect to Common Stock Equivalents (such funds being hereinafter referred to as the "EXCHANGE FUND"). Upon such payment to the Exchange Agent and any payments required pursuant to Section 3.02(a), Acquiror, Acquiror Sub and the Surviving Corporation shall thereafter have no further liability to any shareholder of the Target with respect to any share of Common Stock except as set forth in Section 3.02(h), in Section 2.07 and in the Escrow Agreement. The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver out of the Exchange Fund all amounts received by the Exchange Agent for the account of Target's shareholders. Except as contemplated by Section 3.02(c), the Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from Acquiror, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $500 million (based on the most recent financial statements of such bank that are then publicly available from the United States Securities and Exchange Commission ("SEC") or otherwise); PROVIDED FURTHER that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Common Stock of cash or otherwise impair such holders' respective rights hereunder. If the Exchange Fund shall realize a loss on any such investment, Acquiror shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Acquiror, as Acquiror directs.

          (c) EXCHANGE AGENT PROCEDURES. As soon as reasonably practicable after the Effective Time, Acquiror will instruct the Exchange Agent to mail to each holder of record of a Certificate (other than Certificates delivered at Closing pursuant to Section 3.02(a) a Letter of Transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the amounts to which Outstanding Shares are entitled pursuant to
Section 3.01. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a completed and duly executed Letter of Transmittal, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) an amount equal to the Closing Date Per Share Consideration multiplied by the number of shares represented by such Certificate, and (ii) thereafter, a Pro Rata Portion of any distribution made from the Escrow Account for the account of Target's shareholders, if any. Subject to Section 3.02(g), under no circumstances will any holder of a Certificate be entitled to receive any part of the Aggregate Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Target, the amount into which such shares have converted to the right to receive may be paid in accordance with this Article 3 to the transferee if the Certificate evidencing such shares of Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 3.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the amounts which such holder has the right to receive in respect of the shares of Common Stock formerly represented by such Certificate, without interest.

          (d) NO FURTHER RIGHTS IN COMMON STOCK. The payment of the amounts described in Section 3.02(a), the deposit of the amount described in Section 3.02(b) with the Exchange Agent and the deposit of the Merger Escrow Amount with the Escrow Agent pursuant to
Section 2.07 shall be deemed to have been made in full satisfaction of all rights pertaining to Outstanding Shares.

          (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Common Stock on the first anniversary of the Effective Time shall be delivered to Acquiror, upon demand, and, subject to Section 3.02(f), any holders of Common Stock who have not theretofore complied with this Article shall thereafter look only to Acquiror for the amounts to which they are entitled pursuant to Section 3.01.

          (f) NO LIABILITY. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any part of the Aggregate Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the portion of the Aggregate Consideration to which the holder of such Certificate is entitled pursuant to this Article 3.

          (h) DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (excluding Cancelable Shares) and which are held by shareholders who shall have not voted to approve this Agreement or consented with respect thereto in writing and who properly shall have demanded payment of the fair value of such shares in accordance with
Article 5.12 of the TBCA (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive any portion of the Aggregate Consideration. Such shareholders instead shall be entitled to receive payment of the fair value of such shares of Common Stock held by them in accordance with the provisions of Article 5.12 of the TBCA, except that each Dissenting Share held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights under Article 5.12 of the TBCA shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive, without any interest thereon, less any required withholding taxes, the portion of the amounts which Outstanding Shares are entitled to receive upon surrender in the manner provided in this Section of Certificates that, immediately prior to the Effective Time, evidenced such shares of Common Stock.

     Section 3.03 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Target shall be closed and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Target. On or after the Effective Time, any Certificate presented to the Exchange Agent or Acquiror for any reason shall be exchanged for the amount to which the holder of such Certificate is entitled pursuant to this Article 3.

     Section 3.04 COMMON STOCK EQUIVALENTS.

          (a) CANCELLATION. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Sub, the Target or any of their respective shareholders, all Common Stock Equivalents then outstanding, whether or not exercisable, whether or not vested, and whether or not performance-based, shall automatically be canceled and cease to exist and, if applicable, shall thereafter represent the right to receive the following consideration: for each share of Common Stock issuable upon the exercise, conversion or exchange of such Common Stock Equivalent, including any additional shares subject thereto by reason of their terms upon consummation of the "change of control" resulting from the Merger, an amount (subject to any applicable withholding tax) in cash equal to the difference between (i) the Per Share Consideration, and (ii) the per share cash exercise price of such Common Stock Equivalent, to the extent such difference is a positive number (such amount in cash as described above being hereinafter referred to as the "OPTION CONSIDERATION").

          (b) TERMINATION OF RIGHTS. The surrender of a Common Stock Equivalent in exchange for the Option Consideration shall be deemed a release of any and all rights the holder of such Common Stock Equivalent had or may have had in respect of such Common Stock Equivalent. Prior to the Effective Time, the Target shall use its reasonable best efforts to take all action necessary (including causing the Board of Directors of the Target (or any committees thereof) to take such actions as are allowed by the terms of the Common Stock Equivalents) to ensure that, following the Effective Time, no holder of any Common Stock Equivalent or any participant in any plans, programs or arrangements by which the Target is bound shall have any right thereunder to acquire or otherwise receive any capital stock or Common Stock Equivalents of, or other equity or similar interests in (including capital stock and Common Stock Equivalents, "EQUITY SECURITIES"), the Target, the Surviving Corporation or any Affiliate thereof. Without in any way limiting the matters set forth in the immediately preceding sentence, the Target shall take all action necessary to terminate, and cause to be terminated, at or prior to the Effective Time, the Target's Incentive Stock Option Plan dated March 15, 1995.

          (c) PAYMENT PROCEDURES. Subject to Section 2.07, upon the later of the Effective Time and the delivery of a duly executed Option Surrender Agreement, Release and Waiver in the form attached hereto as EXHIBIT C (the "OPTION RELEASE AGREEMENT") by a holder of a Common Stock Equivalent, Acquiror shall, or shall cause the Surviving Corporation to, pay to such holder the Option Consideration in respect thereof. Subject to Section 2.07, each holder of a Common Stock Equivalent who delivers an Option Release Agreement to the Surviving Corporation at the Closing shall be entitled to receive the Option Consideration in respect thereof, payable by wire transfer of immediately available funds on the Closing Date immediately following the Effective Time to an account designated in writing by such holder no later than two (2) Business Days prior to the Closing Date, and the Common Stock Equivalent so surrendered shall forthwith be cancelled. Subject to Section 2.07, each holder of a Common Stock Equivalent who delivers an Option Release Agreement to the Surviving Corporation after the Closing shall be entitled to receive in exchange therefor the Option Consideration in respect thereof, which shall be paid promptly by the Surviving Corporation in accordance with the instructions set forth in the relevant Option Release Agreement, and the Common Stock Equivalent so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the Option Consideration. Until settled in accordance with the provisions of this

Section, each Common Stock Equivalent shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

          (d) OPTION RELEASE AGREEMENTS. Simultaneously with the execution and delivery of this Agreement, the Target has delivered to Acquiror an Option Release Agreement executed by the holders of all Common Stock Equivalents which are outstanding as of the date of this Agreement. By his execution and delivery of this Agreement, Vierling hereby covenants and agrees that, at or prior to the Closing, Vierling shall execute and deliver to Acquiror an Option Release Agreement relating to the Vierling Option. The Target shall use its best efforts to obtain prior to the Closing, from each other beneficial and record holder of any other Common Stock Equivalent outstanding immediately prior to the Effective time, if any, an Option Release Agreement duly executed and delivered by such holder.

     Section 3.05 TAX WITHHOLDING. Acquiror and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Stock or Common Stock Equivalents such amounts as Acquiror or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Common Stock or Common Stock Equivalents in respect of which such deduction and withholding was made.

                                   ARTICLE 4


                  REPRESENTATIONS AND WARRANTIES OF THE TARGET


     The Target hereby represents and warrants to Acquiror and Acquiror Sub that:

     Section 4.01 ORGANIZATION AND QUALIFICATION: TARGET SUBSIDIARIES. The Target is a corporation, and each Subsidiary of the Target (a "TARGET SUBSIDIARY") is a corporation or partnership, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The Target and each Target Subsidiary is duly qualified or licensed as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means with respect to any Person, any change or effect that is Material and adverse to the condition (financial or other), business, results of operations or prospects of such Person and its Subsidiaries, taken as a whole. As of the date hereof, a true and correct list of all Target Subsidiaries, together with the jurisdiction of organization and the authorized, issued and outstanding Equity Securities of each Target Subsidiary is disclosed in Section 4.01 of the Disclosure Schedule delivered by the Target and signed by the Target and Acquiror for identification simultaneous with the execution and delivery of this Agreement (the "TARGET DISCLOSURE SCHEDULE"). Except as disclosed in Section of the Target Disclosure Schedule, the Target does not directly or indirectly own any Equity Securities of, or any interest convertible into or exchangeable or exercisable for any Equity Securities of, any corporation, company, partnership, joint venture or other business association or entity.

     Section 4.02 ARTICLES OF INCORPORATION AND BYLAWS. The Target has heretofore furnished or made available to Acquiror a complete and correct copy of the Articles of Incorporation and Bylaws or equivalent organizational documents, each as amended to date, of the Target and each Target Subsidiary. Neither the Target nor any Target Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

     Section 4.03 CAPITALIZATION. The authorized capital stock of the Target consists solely of 4,000,000 shares of Common Stock, and, except as disclosed in Section 4.03 of the Target Disclosure Schedule, the Target has no other authorized, issued or outstanding Equity Securities. As of the date hereof, 1,319,612 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Section 4.03 of the Target Disclosure Schedule sets forth a true, complete and accurate list of all holders of record of any Equity Securities of the Target and the number of shares of each class of Equity Securities held by each such record holder. Except as disclosed in Section 4.03 of the Target Disclosure Schedule (which includes a list of all Common Stock Equivalents and the exercise prices and vesting schedules thereof), as of the date of this Agreement, no shares of Common Stock and no other Equity Securities of the Target or any Target Subsidiary are reserved for issuance, and there are no options, warrants, convertible securities or other rights, contracts, agreements, arrangements, commitments or understandings obligating the Target or any Target Subsidiary to (a) offer, sell, issue, grant, pledge, transfer, encumber or otherwise dispose of any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary, (b) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary or (c) grant any Lien on any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary (collectively, "TARGET EQUITY AGREEMENTS"). Except as disclosed in Section 4.03 of the Target Disclosure Schedule, (i) each outstanding Equity Security of each Target Subsidiary is owned by the Target or a Target Subsidiary, and is duly authorized, validly issued and, with respect to capital stock, fully paid and nonassessable, and was not issued in violation of any preemptive or similar rights, and (ii) all such issued and outstanding Equity Securities that are indicated as owned by the Target or a Target Subsidiary in Section 4.03 of the Target Disclosure Schedule are owned (A) beneficially as set forth therein and (B) free and clear of all Liens. As used in this Agreement, the term "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction. Except as disclosed in Section 4.03 of the Target Disclosure Schedule, there are no voting trusts, proxies or other contracts, agreements, arrangements, commitments or understandings of any character to which the Target or any Target Subsidiary is a party or by which the Target or any Target Subsidiary is bound with respect to voting of any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary, with respect to the registration of the offering, sale or delivery of any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary under the Securities Act of 1933 (the "SECURITIES ACT") or otherwise relating to any shares of Common Stock or any other Equity Securities of the Target or any Target Subsidiary.

     Section 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. The Target has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval of this Agreement by the Target's shareholders in accordance with this Agreement and the TBCA, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action (including approval by the Board of Directors of the Target of the cancellation of the Common Stock Equivalents pursuant to
Section 3.04) and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement or to consummate the Transactions
(other than, with respect to the Merger, the approval of this Agreement by the Target's shareholders in accordance with the TBCA and the filing and recording of appropriate Articles of Merger with the Secretary in accordance with this Agreement and the TBCA). This Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

     Section 4.05 NO CONFLICT: REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, subject to (i) with respect to the Merger, obtaining the requisite approval of this Agreement by the Target's shareholders in accordance with this Agreement and the TBCA and
(ii) obtaining the consents, approvals, authorizations and permits and making the filings disclosed in Section 4.05(a) of the Target Disclosure Schedule,
(A)(1) contravene or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of the Target or any Target Subsidiary,
(2) contravene or violate any Law (as hereinafter defined) applicable to the Target or any Target Subsidiary or by which any property or asset of the Target or any Target Subsidiary is bound or affected, or (3) except as disclosed in Section 4.05(a) of the Target Disclosure Schedule, result in any breach of or constitute a default under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of; or result in the creation of a Lien on any property or asset of the Target or any Target Subsidiary pursuant to, or require the consent of any third party pursuant to, or give rise to the loss of any benefit under, or create or increase any obligation under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit (including all Target Permits (as hereinafter defined)), franchise, benefit plan or other instrument or obligation to which the Target or any Target Subsidiary is a party or by which the Target or any Target Subsidiary or any property or asset of the Target or any Target Subsidiary is bound or affected, or (B) with the passage of time, the giving of notice or the taking of any action by any third party, have any of the effects set forth in clause (A) of this paragraph, except for such contraventions, violations, breaches, defaults or other occurrences (excluding those relating to clause (A)(1) of this paragraph) which, individually or in the aggregate would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on the Target. As used in this Agreement, the term "LAW" shall mean all laws, statutes, ordinances, decrees, judgments, orders, writs, injunctions, rules and regulations of any United States (federal, state or local) or foreign government or any political subdivision thereof; or any governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("GOVERNMENTAL AUTHORITY").

          (b) The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, require any consent, approval, authorization or permit of; or filing with or notification to, any Governmental Authority, except (i) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), and filing and recording of appropriate Articles of Merger with the Secretary as required by this Agreement and the TBCA, (ii) as disclosed in Section 4.05(b) of the Target Disclosure Schedule and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on the Target.

          (c) Each lease of real property of the Target or a Target Subsidiary, and any other lease Material to the Target and the Target Subsidiaries taken as a whole, for which the execution of this Agreement or the consummation of the Transactions will (i) give to a party thereto other than the Target or any wholly-owned Target Subsidiary (a "LEASE THIRD PARTY") a right of termination, unilateral amendment, acceleration or cancellation thereunder, (ii) give rise to any loss of benefit thereunder, (iii) create or increase any obligation thereunder, (iv) result in the creation of any Lien, or (v) require the consent of any Lease Third Party pursuant thereto, is disclosed, and the nature of any such matter is disclosed, in Section 4.05(c) of the Target Disclosure Schedule.

     Section 4.06 PERMITS: COMPLIANCE. Except as disclosed in Section 4.06 of the Target Disclosure Schedule, each of the Target and the Target Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease and operate its properties or to conduct its business as it is now being conducted (the "TARGET PERMITS"), except for those which the failure to possess, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target and, as of the date hereof, no suspension, revocation, termination or cancellation of any of the Target Permits is pending or, to the best knowledge of the Target or any Target Subsidiary, threatened, except for such suspensions, revocations, terminations or cancellations which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement, and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. Except as disclosed in Section 4.06 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary is in contravention, default or violation of, or, with the giving of notice, the passage of time or the taking of any action by any third party, would be in contravention, default or violation of, (a) any Law applicable to the Target or any Target Subsidiary or by which any property or asset of the Target or any Target Subsidiary is bound or affected, or (b) any of the Target Permits, except for such contraventions, defaults or violations which, individual1y or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

     Section 4.07 FINANCIAL STATEMENTS. (a) The Target has delivered Acquiror true, complete and accurate copies of the audited consolidated balance sheet of the Target and its consolidated subsidiaries as of October 31, 1997 and 1996, together with the audited consolidated statements of operations, changes in shareholders' equity and cash flows of the Target and its consolidated Subsidiaries for the years then ended, and the notes thereto, accompanied by the reports thereon of Philip Vogel & Co. PC, independent public accountants (the "AUDITED FINANCIAL STATEMENTS"), and the unaudited consolidated balance sheet of the Target and its consolidated subsidiaries as of October 31, 1998 (the "BALANCE SHEET"), together with the related unaudited consolidated statements of operations, changes in shareholders' equity and cash flows of the Target and its consolidated subsidiaries for the year then ended (the "UNAUDITED FINANCIAL STATEMENTS" and collectively with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). Each of the Financial Statements (including, in each case, any notes thereto) was prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated (except as may be indicated in the notes thereto and except that the Unaudited Financial Statements do not contain all U.S. GAAP notes to such financial statements), and each fairly presents in all Material respects the financial position, results of operations and changes in shareholders' equity and cash flows of the Target and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of the Unaudited Financial Statements, to normal and recurring year-end adjustments which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target).

          (b) Except (i) to the extent explicitly set forth on the Balance Sheet, or (ii) as disclosed in Section 4.07(b) of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since October 31, 1998 (the "BALANCE SHEET Date").

     Section 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, except as disclosed in Section 4.08 of the Target Disclosure Schedule, the Target and the Target Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since the Balance Sheet Date, (a) there has not been any event or events (whether or not covered by insurance) which, and, to the best knowledge of the Target or any Target Subsidiary, no facts or conditions exist which, individually or in the aggregate, would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement or have had, or would reasonably be expected to have, a Material Adverse Effect on the Target and
(b) the Target and the Target Subsidiaries have taken no action which would have been prohibited by, and no event has occurred or condition come into existence which would have resulted in a breach of, Section 7.01 had such Section been in effect from the Balance Sheet Date through the date of this Agreement.

     Section 4.09 ABSENCE OF LITIGATION; COMPLIANCE WITH LAWS. Except as disclosed in Section 4.09 of the Target Disclosure Schedule, there is no claim, suit, action, proceeding or investigation pending or, to the best knowledge of the Target or any Target Subsidiary, threatened against the Target or any Target Subsidiary, at law or in equity, before any arbitrator or Governmental Authority which (a) individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Target or (b) seeks to and would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement, and to the best knowledge of the Target or any Target Subsidiary no basis therefor exists. Neither the Target or any Target Subsidiary nor any property or asset of the Target or any Target Subsidiary is in violation of any Law, which violation, individually or in the aggregate, would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement or has had, or would reasonably be expected to have, a Material Adverse Effect on the Target. Except as disclosed in Section 4.09 of the Target Disclosure Schedule, there is no claim pending, or to the best knowledge of the Target or any Target Subsidiary threatened, by any Persons against the Target or any Target Subsidiary for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, suit, action, investigation or proceeding pending before any arbitrator or Governmental Authority, and to the best knowledge of the Target or any Target Subsidiary no basis therefor exists. Except as set forth in Section 4.09 of the Target Disclosure Schedule, the Target and each Target Subsidiary is in compliance with all applicable Laws and is not in default with respect to any decree, writ, injunction or order applicable to it, except such events of noncompliance or defaults which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

     Section 4.10 EMPLOYEE BENEFIT PLANS. (a) Section 4.10 of the Target Disclosure Schedule lists each of the following which is sponsored, maintained or contributed to by, or under which there is any liability of; the Target or a Target Subsidiary and which is for the benefit of any current or former employee, officer, director, agent, consultant or similar representative to the Target or any Target Subsidiary (i) all employee benefit plans, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including employee benefit plans (such as foreign plans) which are not subject to the provisions of ERISA (each a "Plan") and (ii) each personnel policy, stock option plan, stock purchase plan, stock appreciation right plan, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, cafeteria plan, education assistance plan, dependent care assistance plan and each other employee benefit plan, agreement, arrangement, program, practice or understanding (each a "TARGET PROGRAM OR TARGET AGREEMENT"). Section 4.09 of the Target Disclosure Schedule discloses the name of each officer or employee of the Target or any Target Subsidiary with an annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee. The Target has made available to Acquiror a true, correct and complete copy of (i) each Plan,
(ii) each Material document prepared in connection with each Plan, (iii) descriptions of each Target Program or Target Agreement, (iv) the most recent report on Form 5500 for each Plan (if applicable), (v) the summary plan description for each Plan (if applicable), and (vi) the most recent determination letter from the Internal Revenue Service for each Plan intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such Plans. The Target has provided Acquiror with a schedule of employer expenses with respect to each Plan and Target Program or Target Agreement for the current plan year and past plan year along with any administrative agreement associated with any Plan. The Target has provided Acquiror with a copy of each plan document relating to a Target Program or Target Agreement which is required to have a written plan document under the Code. None of the Plans is a multiemployer plan within the meaning of ERISA. Except as otherwise disclosed in Section 4.10 of the Target Disclosure Schedule, each Plan and Target Program or Target Agreement has been operated in accordance with its terms, the applicable provisions of ERISA, the requirements of applicable Law, and any collective bargaining agreements, except where the failure to so operate would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. Neither the Target nor any entity that, together with Target, is commonly controlled, as determined under Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("COMMONLY CONTROLLED ENTITY") has, within six years prior to the Effective Time, sponsored, maintained or contributed to any employee benefit plan (as such term is defined in Section 3(3) of ERISA) which is or has been subject to Title IV of ERISA. The Target and the Target Subsidiaries have complied in all respects with the Worker Adjustment Retraining Notification Act and no fact or event exists that could give rise to liability under such act, except for such occurrences, noncompliances and liabilities as, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

          (b) Except as otherwise disclosed in Section 4.10 of the Target Disclosure Schedule, (i) there are no claims, suits, actions, proceedings or investigations pending (other than routine claims for benefits) or, to the best knowledge of the Target or any Target Subsidiary, threatened against, or with respect to, any of the Plans, Target Programs or Target Agreements or their assets, (ii) as to any Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, (iii) no act, omission or transaction has occurred which would result in imposition on the Target or the Target Subsidiaries of (A) breach of fiduciary duty liability damages under
Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c),
(i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iv) to the best knowledge of the Target or any Target Subsidiary, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the Internal Revenue Service, the

Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"), and
(v) no trust funding a Plan is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code.

          (c) In connection with the consummation of the Transactions, no payments have or will be made under the Plans, Target Programs and Target Agreements which, in the aggregate, would result in imposition of the sanctions imposed under sections 280G and 4999 of the Code.

          (d) Except as otherwise disclosed in Section 4.10 of the Target Disclosure Schedule, no Plan, Target Program or Target Agreement provides retiree medical or retiree life insurance benefits to any Person and neither the Target nor any Target Subsidiary is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code. Additionally, each Plan which is an "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without incurring additional liability under such Plan except as to benefits owed or accrued thereunder prior to such amendment or termination.

          (e) Except as otherwise disclosed in Section 4.10 of the Target Disclosure Statement no Plan, Target Program or Target Agreement provides that payments pursuant to such Plan, Target Program or Target Agreement may be made in securities of the Target or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Plan, Target Program or Target Agreement hold any securities of the Target or a Commonly Controlled Entity.

          (f) No Plan currently has any outstanding loan the proceeds of which were used to acquire Equity Securities of the Target or any Target Subsidiary or to repay a prior outstanding loan.

          (g) Neither this Agreement nor any other agreement entered into by the Target or any Target Subsidiary in connection with the Merger and the other Transactions contemplates or requires any action, if undertaken by the Target or any Target Subsidiary, that would result in the administration of any Plan in violation of the Code or ERISA.

     Section 4.11 LABOR MATTERS. (a) All employees and former employees of the Target or any Target Subsidiary have been, or will have been on or before the Effective Time, paid in full all wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them that was accrued by them up to the Effective Time and payable as of the Effective Time in accordance with the obligations of the Target or any Target Subsidiary under any employment or labor practices and policies, or any collective bargaining agreement or individual agreement to which the Target or any Target Subsidiary is a party, or by which the Target or any Target Subsidiary may be bound.

          (b) To the best knowledge of Target, all employees of the Target or any Target Subsidiary working in the United States are lawfully authorized to work in the United States according to federal immigration Laws and all other employees are lawfully authorized to work in the countries in which they work.

          (c) Except as disclosed in Section 4.11 of the Target Disclosure Schedule, (i) neither the Target nor any Target Subsidiary has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the employees of the Target or any Target Subsidiary, and (ii) to the best knowledge of Target, there is no question concerning representation by any collective bargaining representative of employees of the Target or any Target Subsidiary, and no labor union or representative thereof claims to or is seeking to represent employees of the Target or any Target Subsidiary. To the best knowledge of the Target or any Target Subsidiary, no union organizational campaign or representation petition is currently pending with respect to any of the employees of the Target or any Target Subsidiary.

          (d) Except as disclosed in Section 4.11 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary is a party to or bound by any collective bargaining agreement, other labor contract or individual agreement applicable to any employees of the Target or any Target Subsidiary. No collective bargaining agreements, other labor contracts or individual agreements relating to employees of the Target or any Target Subsidiary are being negotiated.

          (e) There is no labor strike or labor dispute, slow down, lockout or stoppage actually pending or threatened against or affecting the Target or any Target Subsidiary, and neither the Target nor any Target Subsidiary has experienced any labor strikes or Material labor disputes, slowdowns, lockouts or stoppages since prior to 1995. Neither the Target nor any Target Subsidiary (i) is engaged, nor since prior to 1995 has been engaged, in any unfair labor practices, and (ii) has, or has had since prior to 1995, any unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the best knowledge of the Target or any Target Subsidiary, threatened against it. Except as disclosed in Section 4.11 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary has, or has had since prior to 1995, any grievances, arbitrations, or other proceedings arising or asserted to arise out of or under any collective bargaining agreement, pending or, to the best knowledge of the Target or any Target Subsidiary, threatened against it.

          (f) Except as disclosed in Section 4.11 of the Target Disclosure Schedule, there are no collective bargaining agreements, individual agreements, employment or labor practices, policies or procedures, or other representations, whether written or, to the best knowledge of the Target or any Target Subsidiary, oral, which have been made to employees of the Target or any Target Subsidiary that commit the Acquiror or Acquiror Sub to retain them as employees for any period of time subsequent to the Effective Time, or that are, in any way, inconsistent with their possible future status with the Acquiror or Acquiror Sub as employees-at-will who may be terminated at any time without cause or notice, except as otherwise provided by Law.

          (g) Except as disclosed in Section 4.11 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary is subject to any settlement or conciliation agreement, letter of commitment, deficiency letter or consent decree with any present or former employee or applicant for employment, labor union or other employee representative, or any Governmental Authority or arbitrator relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies, and no Governmental Authority or arbitrator has issued a judgment, order, decree, injunction, decision, determination, award or finding with respect to the employment and labor practices or policies of the Target or any Target Subsidiary which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Target or the employment and labor practices and policies of the Target or any Target Subsidiary.

          (h) The Target and any Target Subsidiary are, and have always been since prior to 1995, in substantial compliance with all applicable Laws regarding labor and employment practices, including those Laws regarding: (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) employment contracts, collective bargaining agreements, or any other employment covenants whether express or implied; (v) minimum wages, overtime pay or maximum hours of work; (vi) occupational safety and health standards; or (vii) plant closing and mass layoff, family and medical leave, immigration, workers' compensation, disability, unemployment compensation, or whistleblowing; and to the best knowledge of the Target and any Target Subsidiary no basis for a violation of any such Law exists.

          (i) Except as disclosed in Section 4.11 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary has, or has had since prior to 1995, any charges, complaints, or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority responsible for regulating labor or employment practices, pending, or, to the best knowledge of the Target or any Target Subsidiary, threatened against them.

          (j) The Target has taken commercially reasonable steps, including the implementation of programs that are acknowledged by Target's vendors, to assure that all contractors who manufacture any products which are designed, manufactured or marketed by the Target or any Target Subsidiaries comply with all applicable Laws regarding labor and employment practices, including those Laws regarding: (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) employment contracts, collective bargaining agreements, or any other employment covenants whether express or implied; (v) minimum wages, overtime pay or maximum hours of work; (vi) occupational safety and health standards; or (vii) plant closing and mass layoff, family and medical leave, immigration, workers' compensation, disability, unemployment compensation, or whistleblowing; and to the best knowledge of the Target and any Target Subsidiary no basis for a violation of any such Law exists.

     Section 4.12 TAXES. (a) Except as disclosed in Section 4.l2(a) of the Target Disclosure Schedule, the Target, each of the Target Subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member has (i) timely filed all Returns (as hereinafter defined) required to be filed by them prior to the date of this Agreement (taking into account extensions), and all such Returns are true, correct and complete in all Material respects, (ii) timely paid or accrued all Taxes (as hereinafter defined) shown to be due on such Returns and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. Except as set forth in Section 4.12(a) of the Target Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign Taxing authority has asserted any claim for Taxes, or to the best knowledge of the Target or any Target Subsidiary, is threatening to assert any claims for Taxes, due from or with respect to the Company, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member, which claims, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. There are no legal or administrative Tax proceedings pursuant to which the Target, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Target or any Target Subsidiary is or was a member is or could be made liable for any Material Taxes, penalties, interest, or other charges. No audit or other proceeding by any Governmental Authority or similar entity is pending in regard to any Material Taxes due from or with respect to the Target, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member or any Return filed by the Target, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member. The Target, each Target Subsidiary, and any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member has open years for federal, state and foreign income tax returns only as disclosed in Section 4.12(a) of the Target Disclosure Schedule. The Target and each Target Subsidiary have withheld or collected and paid over to the appropriate Governmental Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party, except for amounts which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target. Neither the Target nor any Target Subsidiary has consented to the application of Section 341(f)(2) of the Code (or any predecessor provision). Neither the Target nor any Target Subsidiary has agreed to make any Material adjustment pursuant to
Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Target or any Target Subsidiary which, in each respective case, will or would reasonably cause the Target, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member to include any Material adjustment in taxable income for any taxable period (or portion thereof) ending after the Effective Time. Neither the Target nor any Target Subsidiary is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax allocation agreement or similar contract, agreement or arrangement. Neither the Target nor any Target Subsidiary has executed or entered into with the Internal Revenue Service, or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax Law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Target, any Target Subsidiary, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Target Subsidiary is or was a member for a taxable period ending after the Effective Time. There are no Liens for Taxes upon the assets of the Target or any Target Subsidiary (other than Liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for Liens which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

          (b) As used in this Agreement, (i) "RETURN" means any return, declaration, report, statement and other document required to be filed in respect of Taxes and (ii) "TAX" means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duty or other tax together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

     Section 4.13 ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) those substances deemed in or regulated under the following federal statutes and their state counterparts, as each may be in effect on or prior to the Closing Date, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) polychlorinated biphenyls; (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous under any applicable Environmental Law; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "ENVIRONMENTAL LAW" means any federal, state, foreign or local law, rule or regulation, as each may be in effect on or prior to the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including those relating to
(A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

          (b)  Except as disclosed in Section 4.13 of the Target Disclosure
Schedule: (i) the Target and each Target Subsidiary are and have been in Material compliance with all applicable Environmental Laws; (ii) the Target and each Target Subsidiary have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("ENVIRONMENTAL PERMITS") and are and have been in Material compliance with their requirements; (iii) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (iv) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, swamps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target or any Target Subsidiary, except in compliance with all applicable Environmental Laws; (v) there is no asbestos or asbestos-containing material on any owned or leased real property in any condition that-could reasonably be expected to give rise to any corrective action requirements or other liability under applicable Environmental Laws;
(vi) the Target and the Target Subsidiaries have not released, discharged or disposed of Hazardous Substances on any real property owned or leased or on any real property formerly owned or leased by the Target or any Target Subsidiary except in compliance with all applicable Environmental Laws and none of such property requires remediation of any Hazardous Substances; (vii) neither the Target nor any Target Subsidiary is undertaking, and neither the Target nor any Target Subsidiary has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and
(viii) there are no past, pending or, to the best knowledge of the Target or any Target Subsidiary, threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to Environmental Laws, any Environmental Permits or any Hazardous Substances ("ENVIRONMENTAL CLAIMS") against the Target or any Target Subsidiary or any of their property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

          (c) The Target and the Target Subsidiaries have made available to Acquiror copies of any and all environmental reports, studies or analyses in its possession or under its control relating to real property currently or formerly owned or currently or formerly leased by the Target or any Target Subsidiary or the current or former operations of the Target or any Target Subsidiary.

     Section 4.14 BROKERS. No broker, finder or investment banker (other than Bear Steams & Co. Inc., financial advisor to the Target ("TARGET BANKER"), whose fees and expenses will be included in Target Transaction Costs) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Target or any Target Subsidiary.

     Section 4.15 TANGIBLE PROPERTY. (a) The Target and the Target Subsidiaries, individually or together, have title to all their tangible properties and assets reflected in the Balance Sheet or acquired since the date thereof sufficient to conduct their respective businesses as currently conducted without interference, with only such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

          (b) Such title is held by the Target and the Target Subsidiaries, individually or together, free and clear of Liens, other than Liens the existence of which is reflected in the Balance Sheet and Liens that are described in Section 4.15 of the Target Disclosure Schedule.

          (c) The Target and the Target Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties being held under capitalized leases, and all real and personal property that is subject to the operating leases, and enjoy peaceful and undisturbed possession of such properties under such leases, other than any properties that, individually or in the aggregate, are not Material to the Target. Neither the Target nor any of the Target Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

          (d) All items of property, plant and equipment of the Target and the Target Subsidiaries have been adequately maintained, are in good operating condition, reasonable wear and tear excepted, and are usable in the ordinary course of business, except where the failure to be in such repair or condition or so usable, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target.

     Section 4.16 MATERIAL CONTRACTS. Section 4.16 of the Target Disclosure Schedule lists each contract, agreement, commitment, arrangement, lease, policy or other instrument to which the Target or any Target Subsidiary is a party, which by its terms (a) requires, or is currently expected to result in, the payment or receipt by the Target or any Target Subsidiary of more than $100,000 (other than those which may be terminated by the Target or any Target Subsidiary without the payment of any penalty or fine with less than three months' notice), (b) provides for the employment of any Person or providing for retention of management, executive or consulting services, (c) provides for the payment or accrual of any compensation or severance upon a change in control of the Target or any Target Subsidiary, (d) limits or restricts the manner or location in which the Target or a Target Subsidiary may conduct their respective businesses, (e) contains a Target Equity Agreement, (f) obligates the Target or a Target Subsidiary to treat any information confidentially, (g) prohibits the Target or a Target Subsidiary from acquiring an interest in any Equity Securities of any Person, or (h) is Material to the Target (each of the foregoing, a "MATERIAL CONTRACT"). Each Material Contract is in fill force and effect and is enforceable against the parties thereto in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time (including following consummation of the Merger), or both, would constitute a default by the Target or any Target Subsidiary or, to the best knowledge of the Target or any Target Subsidiary, any third party under such Material Contracts, or give rise to a right of termination. The Target and each Target Subsidiary has duly complied in all Material respects with the provisions of each Material Contract to which it is a party.

     Section 4.17 VOTE REQUIRED. The affirmative vote to approve this Agreement by the holders of at least two-thirds of the shares of Common Stock outstanding as of the record date for the Target Shareholder Meeting (the "REQUIRED TARGET VOTE") is the only vote of the holders of any class or series of capital stock of the Target or any Target Subsidiary necessary to approve this Agreement, the Merger or the Transactions.

     Section 4.18 PARACHUTE PAYMENTS. Except as disclosed in Section 4.18 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary has entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

     Section 4.19 CERTAIN BUSINESS PRACTICES. As of the date of this Agreement, except for such actions which have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Target, neither the Target, any Target Subsidiary nor any director, officer, or, to the best knowledge of the Target or any Target Subsidiary, any agent or employee of the Target or any Target Subsidiary has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     Section 4.20 INSURANCE. The Target and each Target Subsidiary owns and is, and has been continuously since January l, 1988, beneficiary under insurance policies underwritten by reputable insurers that, as to risks insured coverages and related limits and deductibles, are customary in the industries in which the Target or such Target Subsidiary operates. Except as disclosed in Section 4.20 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary has received any notice of cancellation or termination of any insurance policy as to which it is a named beneficiary. All insurance policies of the Target and each Target Subsidiary are valid and enforceable against the underwriters thereof in accordance with their terms.

     Section 4.21 BOARD RECOMMENDATION. At a meeting duly called and held in compliance with the TBCA prior to the date of this Agreement, the Board of Directors of the Target has adopted resolutions (a) approving the Merger, based on a determination that the Merger is fair to the Target and to the holders of Common Stock and is in the best interests of such shareholders and
(b) approving this Agreement and the Transactions and recommending approval of this Agreement by the shareholders of the Target. These resolutions have not been withdrawn, rescinded, superseded or modified in any way and remain in fill force and effect. Prior to the execution of this Agreement, the Board of Directors of the Target has taken all action necessary to cause this Agreement and the Transactions (including the Merger) to be exempt from the provisions of Article 13.03 of the TBCA.

     Section 4.22 CHANGE IN CONTROL. Except as disclosed in Section 4.22 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary is a party to any contract, agreement, commitment, arrangement or understanding that contains a "change in control," "potential change in control" or similar provision, which, as a result of the consummation of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in (a) any payment (whether of severance pay or otherwise) becoming due from the Target or such Target Subsidiary to any Person, (b) the acceleration of any obligations under such contract, agreement or understanding or (c) would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Target from performing its obligations under this Agreement or would reasonably be expected to have a Material Adverse Effect on the Target.

     Section 4.23 INTELLECTUAL PROPERTY. Section 4.23 of the Target Disclosure Schedule (a) identifies, illustrates (in the case of marks consisting of a graphical design or fanciful fonts), and describes (in the case of an item's trade dress) all of the Target's and the Target Subsidiaries' intellectual property (the "TARGET'S INTELLECTUAL PROPERTY") pertaining to any product, software or service manufactured, marketed, licensed or sold by the Target or any Target Subsidiary in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof and which is Material to the business of the Target and the Target Subsidiaries taken as a whole (such intellectual property includes, but is not limited to, all foreign and doMestic trademarks, service marks, trade names, trade dresses, labels, logos, copyrights, patents, inventions, industrial models, processes, designs, and trade-secrets (including any proprietary or confidential information), and all related applications, whether filed or unfiled, registrations, and grants) and (b) lists all contracts and other agreements to which the Target or any Target Subsidiary is a party, including such contracts and agreements where the Target or a Target Subsidiary is either a licensee or licensor, for each of the foregoing items of intellectual property. No third party has any interest (other than as a shareholder of the Target) in, owns, possesses or otherwise holds in any manner any of the Target's Intellectual Property. Except as disclosed in Section 4.23 of the Target Disclosure Schedule, all patents, copyrights, trademarks (including state, federal and foreign registrations and applications) and other rights and property listed in Section of the Target Disclosure Schedule are valid and in fill force and effect. The rights and properties listed in Section
4.23 of the Target Disclosure Schedule are not subject to any maintenance fees or renewal fees except as disclosed in Section 4.23 of the Target Disclosure Schedule. Except as set forth on Schedule 4.23 of the Target Disclosure Schedule, the Target or a Target Subsidiary owns or has the exclusive right to use the Target's Intellectual Property in connection with the business now operated by it. The Target has taken reasonable security measures to protect the secrecy, confidentiality and value of the Target's Intellectual Property, to the extent such measures are appropriate. The
Target has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any of the Target's Intellectual Property, and there is no claim, action, suit, investigation or proceeding pending or, to the best knowledge of the Target or any Target Subsidiary, threatened against the Target or any Target Subsidiary with respect thereto. Except as set forth in Section 4.23 of the Target Disclosure Schedule, neither the Target nor any Target Subsidiary is required to pay any royalty or other amount to anyone with respect to any of the Target's Intellectual Property. To the best knowledge of the Target or any Target Subsidiary, the trademarks, service marks, trade names, trade dress, labels and logos described in Section 4.23 of the Target Disclosure Schedule are sufficient for the conduct of the Target's and the Target Subsidiaries' businesses as now conducted.

     Section 4.24 INVENTORY. Except (a) for Inventory (as defined below) which has been adequately reserved for in the Balance Sheet and (b) as disclosed in Section 4.24 of the Target Disclosure Schedule, the Inventory of the Target and the Target Subsidiaries is usable and salable in the ordinary course of business, is of consistent and merchantable quality and quantity, is fit for its intended purposes and not subject to any write down or write off in accordance with U.S. GAAP and has been produced in accordance with all applicable Laws. All packaging Inventory complies in all Material respects with all applicable federal and state labeling requirements. As used in this Agreement, the term "INVENTORY" shall mean all finished products, samples, work-in-process, trim, raw materials, labels and packaging materials that are used in, or held for use in, the operations of the business of the Target or the Target Subsidiaries.

     Section 4.25 RELATIONSHIP WITH SUPPLIERS. Section 4.25 of the Target Disclosure Schedule discloses the ten largest suppliers of the Target and the Target Subsidiaries based on purchases during the twelve month period ended October 31, 1998, showing the approximate total purchases by the Target and the Target Subsidiaries from each such supplier during such period. There has not been any Material adverse change in the business relationship between the Target and the Target Subsidiaries and any supplier disclosed in Section 4.25 of the Target Disclosure Schedule, and, except as disclosed in Section 4.25 of the Target Disclosure Schedule, to the best knowledge of Target there will not be any such Material adverse change in the future as a result of the consummation of the Transactions or otherwise.

     Section 4.26 RELATIONSHIP WITH CUSTOMERS. Section 4.26 of the Target Disclosure Schedule discloses the ten largest customers of the Target and the Target Subsidiaries based on sales during the twelve month period ended October 31, 1998, showing the approximate total sales by the Target and the Target Subsidiaries to each such customer during such period. There has not been any Material adverse change in the business relationship between the Target and the Target Subsidiaries and any customer disclosed in Section 4.26 of the Target Disclosure Schedule, and, except as disclosed in Section 4.26 of the Target Disclosure Schedule, to the best knowledge of Target there will not be any such Material adverse change in the future as a result of the consummation of the Transactions or otherwise.

     Section 4.27 ACCOUNTS RECEIVABLE. The Accounts Receivable (as hereinafter defined) of each of the Target and the Target Subsidiaries are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business consistent with past practice. Except (a) as has been adequately reserved for in the Balance Sheet and (b) as disclosed in
Section 4.27 of the Target Disclosure Schedule, such Accounts Receivable are not subject to valid defenses, set-offs or counterclaims. The allowances for collection losses associated with such Accounts Receivable reflected in the Balance Sheet have been determined in accordance with U.S. GAAP consistent with past practice. Except as disclosed in Section 4.27 of the Target Disclosure Schedule, there are no discounts, trade promotions or similar marketing arrangements that affect the collectibility or value of any such Accounts Receivable. As used in this Agreement, the term "ACCOUNTS RECEIVABLE" shall mean all of the trade notes or accounts receivable arising out of Inventory sold or shipped or services performed.

     Section 4.28 AFFILIATE RELATIONSHIPS. Section 4.28 of the Target Disclosure Schedule sets forth a complete and accurate list of all contracts, agreements or other arrangements involving the Target or any Target Subsidiary in which any of their respective officers, directors, or Affiliates or any of the shareholders of Target have a financial interest, including indebtedness owed to the Target or any Target Subsidiary.

     Section 4.29 INFORMATION SYSTEMS. Except as disclosed in Section 4.29 of the Target Disclosure Schedule, no client customer, supplier or vendor of Target or any Target Subsidiary, and no electric, telecommunications or other utility with whom any information system of Target or any Target Subsidiary interact, has notified the Target or any Target Subsidiary that any information system of Target or any Target Subsidiary, when used in combination with any information system of such Person, will be unable to accurately process date and time data from, into and beyond the year 2000.

                                 ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                              AND ACQUIROR SUB

     Except as set forth in the Disclosure Schedule delivered by Acquiror to the Target and the Shareholders and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "ACQUIROR DISCLOSURE SCHEDULE"), which shall identify exceptions by specific section references. Acquiror and Acquiror Sub hereby, jointly and severally, represent and warrant to the Target and the Shareholders that:

     Section 5.01 CORPORATE ORGANIZATION AND QUALIFICATION. Acquiror and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. Acquiror and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent the Acquiror or Acquiror Sub from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have a Material Adverse Effect on Acquiror or Acquiror Sub.

     Section 5.02 ARTICLES OF INCORPORATION AND BYLAWS. Acquiror has heretofore furnished or made available to the Target a complete and correct copy of the Articles of Incorporation and Bylaws of Acquiror, and the Articles of Incorporation and Bylaws of Acquiror Sub, each as amended to date. Neither Acquiror nor Acquiror Sub is in violation of any provision of its Articles of Incorporation or Bylaws.

     Section 5.03 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recording of appropriate Articles of Merger with the Secretary as required by this Agreement and the TBCA). This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub, enforceable against each of Acquiror and Acquiror Sub in accordance with its terms.

     Section 5.04 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by

Acquiror and Acquiror Sub will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in
Section 5.04(a) of the Acquiror Disclosure Schedule, (i) (A) contravene or violate the Articles of Incorporation or Bylaws of either Acquiror or Acquiror Sub, (B) contravene or violate any Law applicable to Acquiror or Acquiror Sub or by which any property or asset of any of Acquiror or Acquiror Sub is bound or affected, or (C) result in any breach of or constitute a default under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Acquiror or Acquiror Sub or require the consent of any third party pursuant to, or give rise to the loss of any benefit under, or create or increase any obligation under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, benefit plan or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub or any property or asset of Acquiror or Acquiror Sub is bound or affected, or (ii) with the passage of time, the giving of notice or the taking of any action by any third party, have any of the effects set forth in clause (i) of this paragraph, except for any such contraventions, violations, breaches, defaults or other occurrences (excluding those relating to clause (i)(A) of this paragraph) which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent Acquiror or Acquiror Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Acquiror or Acquiror Sub.

          (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), the HSR Act and filing and recording of appropriate Articles of Merger with the Secretary as required by this Agreement and the TBCA, (ii) as disclosed in Section 5.04(b) of the Acquiror Disclosure Schedule, and
(iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent Acquiror or Acquiror Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Acquiror or Acquiror Sub.

     Section 5.05 ABSENCE OF LITIGATION. Except as disclosed in Section
5.05 of the Acquiror Disclosure Schedule, there is no claim, suit, action, proceeding or investigation pending or, to the best knowledge of Acquiror, threatened against Acquiror or Acquiror Sub, before any arbitrator or Governmental Authority, which seeks to delay and would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent Acquiror or Acquiror Sub from performing its obligations under this Agreement, and to the best knowledge of Acquiror no basis therefore exists.

     Section 5.06 OWNERSHIP OF ACQUIROR SUB; NO PRIOR ACTIVITIES. (a) Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and any other agreements or arrangements contemplated by this

Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     Section 5.07 BROKERS. No broker, finder or investment banker (other than Arthur Andersen LLP, whose fees and expenses will be paid by Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or Acquiror Sub.

     Section 5.08 FINANCING. Acquiror has arranged with Chase Bank of Texas, National Association a senior lending facility under which Acquiror contemplates that it will receive debt financing for the Transactions (the "Acquiror Credit Facility"). As of the date of this Agreement, there is sufficient capacity under the Acquiror Credit Facility for Acquiror to borrow funds thereunder necessary to pay the Shareholder Option Exercise Price, the amounts required to be paid to or for the benefit of the Target's shareholders pursuant to Section 3.02(a) or 3.02(b), the amounts required to be deposited with the Escrow Agent pursuant to Section 2.07 and the amounts required to be paid to holders of Common Stock Equivalents pursuant to
Section 3.04 and any related fees and expenses. As of the date of this Agreement, Acquiror is not aware of any facts or circumstances that create a reasonable basis for Acquiror to believe that Acquiror will not be able to obtain financing for the Transactions under the Acquiror Credit Facility.

                                   ARTICLE 6

              REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     Each Shareholder, severally and not jointly, hereby represents and warrants to Acquiror and Acquiror Sub that:

     Section 6.01 OWNERS OF SHARES. Except as disclosed on SCHEDULE I hereto, such Shareholder is the holder of record of, and beneficially owns, the number of shares of Common Stock set forth opposite such Shareholder's name on SCHEDULE I hereto, free and clear of any Liens.

     Section 6.02 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Such Shareholder has full legal capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the Transactions.

          (b) This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

     Section 6.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder will not, (i) (A) contravene or violate any Law applicable to such Shareholder or by which any property or asset of any of such Shareholder is bound or affected, or (B) result in any breach of or constitute a default under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Shareholder or require the consent of any third party pursuant to, or give rise to the loss of any benefit under, or create or increase any obligation under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, benefit plan or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (ii) with the passage of time, the giving of notice or the taking of any action by any third party, have any of the effects set forth in clause (i) of this paragraph, except for any such contraventions, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent such Shareholder from performing such Shareholder's obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) pursuant to the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent such Shareholder from performing its obligations under this Agreement.

     Section 6.04 ABSENCE OF LITIGATION. There is no claim, suit, action, proceeding or investigation pending or, to the best knowledge of such Shareholder, threatened against such Shareholder, before any arbitrator or Governmental Authority, which seeks to prevent or delay and would reasonably be expected to prevent or delay consummation of the Merger or otherwise prevent such Shareholder from performing its obligations under this Agreement, and to the best knowledge of such Shareholder no basis therefor exists.

     Section 6.05 BROKERS. No broker, finder or investment banker (other than Target Banker) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Shareholder.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 7.01 CONDUCT OF BUSINESS BY THE TARGET PENDING THE MERGER. The Target covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 7.01 of the Target Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Acquiror shall otherwise agree in writing, (1) the business of the Target and the Target Subsidiaries shall be conducted only in, and the Target and the Target Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice,
(2) the Target shall use all reasonable efforts to (w) preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Target and the Target Subsidiaries and to preserve the current relationships of the Target and the Target Subsidiaries with customers, suppliers and other Persons with whom the Target or any Target Subsidiary has significant business relations, (x) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities and quality consistent with its customary business practice, (y) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and (z) maintain in effect all existing Target Permits, and timely apply for and obtain any additional Target Permits that are or will be required for current or currently planned operations, and (3) the Target will not and will not permit any Target Subsidiary to:

          (a) amend or otherwise change its Articles of Incorporation or Bylaws or other equivalent organizational documents;

          (b) except for allocations of previously unallocated shares of Common Stock within the ESOP, offer, issue, sell, pledge, transfer, grant, encumber or otherwise dispose of; or authorize the offer, issuance, sale, pledge, transfer, grant, encumbrance or other disposition of; (A) any shares of capital stock or other Equity Securities of the Target or any Target Subsidiary of any class, or any options, warrants, convertible securities or other rights, contracts, agreements, arrangements, commitments or understandings of any character obligating the Target or any Target Subsidiary to offer, issue, sell, pledge, transfer, grant, encumber or otherwise dispose of any shares of capital stock or any other Equity Securities of the Target or any Target Subsidiary (except for shares of Common Stock, if any, issuable under agreements currently in effect on the date hereof and disclosed in Section 4.03 of the Target Disclosure Schedule), or (B) any of the Target's or any Target Subsidiaries' Material assets, except for sales of Inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business and in a manner consistent with past practice; or amend the terms of or reprice any Common Stock Equivalent outstanding on the date of this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other Equity Securities;

          (d) reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Securities;

          (e) (A) acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any interest in any corporation, partnership, other business organization or any division thereof or any Material assets, other than the acquisition of Inventory in the ordinary course of business consistent with past practice; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, except for indebtedness incurred in the ordinary course of business and consistent with past practice with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $100,000; (C) enter into any Material Contract other than in the ordinary course of business, consistent with past practice, or modify or amend any existing Material Contract; (D) authorize any capital expenditure in the aggregate in excess of $100,000; (E)create any Lien on the property of the Target or any Target Subsidiary; (F) enter into any "keep well" or other agreement or arrangement to maintain the financial condition of any other Person; (G) make any loan or advance to, or otherwise make any investment in, any Person, other than loans or advances to, or investments in, a wholly-owned Target Subsidiary existing on the date of this Agreement; or (H) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection;

          (f) (A) grant any increases in the compensation (including salary, bonus and other benefits) of any of its directors, officers, management employees or key employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer, management employee or key employee, whether past or present other than any benefit which an employee currently has a right to under any Plan or Target Program or Target Agreement; (C) enter into any new, or materially amend any existing, employment or severance or termination agreement with any Person or any collective bargaining agreement; (D) grant any general increase in compensation (including salary, bonus and other benefits) to employees, except for increases occurring in the ordinary course of business consistent with past practice; or (E) establish, adopt, enter into, amend, or accelerate vesting or waive performance criteria under, any Plan or Target Program or Target Agreement or any arrangement that if adopted would constitute a Plan or Target Program or Target Agreement;

          (g)  settle or compromise any pending or threatened litigation;

          (h) grant or convey to any Person any rights in any of the Target's Intellectual Property, including by way of sale, license or sub-license, or fail to use its reasonable efforts to maintain in effect any of the Target's Intellectual Property;

          (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

          (j) other than as required by Law or U.S. GAAP, make any changes with respect to accounting policies, procedures and practices;

          (k) engage in or permit any transaction or act which, if it had been engaged in or permitted prior to the date of this Agreement, would have rendered untrue in any Material respect any of the representations and warranties of the Target contained in this Agreement;

          (l) deposit or otherwise invest any cash on hand into accounts, securities or other instruments having a maturity of more than 30 days or that will impose payment or penalty upon liquidation within 30 days of such deposit or investment;

          (m) conduct its business in any manner that would reasonably be expected to prevent or delay consummation of the Transactions or otherwise prevent the Target from performing its obligations under this Agreement or have a Material Adverse Effect on the Target; or

          (n) agree to or make any commitment to, whether orally or in writing, take any actions prohibited by this Agreement.

                                   ARTICLE 8


                             ADDITIONAL AGREEMENTS


     Section 8.01 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company shall prepare a proxy statement to be sent to the shareholders of the Target (the "PROXY STATEMENT") in connection with the Target Shareholder Meeting (as hereinafter defined). All expenses incurred by the Target or any Target Subsidiary in connection with the Proxy Statement and the Target Shareholder Meeting, including, the fees and disbursements of their counsel, accountants and other representatives, and printing and other fees and expenses incurred in connection therewith, shall constitute Target Transaction Costs. Acquiror shall furnish all information concerning it as the Target may reasonably request in connection with the preparation of the Proxy Statement. The Proxy Statement shall contain the recommendation of the board of directors of the Target that Target's shareholders vote to approve and adopt the Merger and this Agreement, and such recommendation shall not be withdrawn. The Target shall give Acquiror reasonable opportunity to review and provide comment to the Proxy Statement. As promptly as practicable following the execution of this Agreement, and in no event later than December 31, 1998, the Target shall cause the Proxy Statement to be mailed to its shareholders entitled to receive notice of and to vote at the Target Shareholder Meeting.

     Section 8.02 TARGET SHAREHOLDER MEETING. The Target shall take all actions necessary in accordance with all applicable Laws and the Articles of Incorporation and Bylaws of the Target to call and hold a meeting of its shareholders (the "TARGET SHAREHOLDER MEETING") as promptly as practicable for the purpose of voting upon the approval of this Agreement, and the Target shall use all reasonable efforts to hold the Target Shareholder Meeting as soon as practicable after the date of this Agreement. The Target shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, and shall take all other action reasonably necessary or advisable to secure the Required Target Vote in compliance with all applicable laws.

     Section 8.03 APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Target and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken (including by the ESOP), all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain or cause to be obtained (including by the ESOP) from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Acquiror or the Target or any of their Subsidiaries or the ESOP in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including the Merger, and (iii) as promptly as practicable, make or cause to be made (including by the ESOP) all necessary filings, and thereafter make or cause to be made (including by the ESOP) any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the TBCA, (C) the HSR Act and any related governmental request thereunder, and (D) any other applicable Law; PROVIDED that Acquiror and the Target shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith; and provided further that, except as expressly provided herein, each party shall retain discretion and control over its affairs. The Target and Acquiror shall use all reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Transactions.

          (b) (i) Each of Acquiror and the Target shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents (including those set forth in Section 4.05(a) of the Target Disclosure Schedule and Section 5.04(a) of the Acquiror Disclosure Schedule), (A) necessary or advisable to consummate the Transactions, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with consummation of the Transactions or (C) required to prevent a Material Adverse Effect on the Target.

               (ii) The Target shall use, and shall cause the Target Subsidiaries to use, all reasonable efforts to obtain from each Lease Third
Party to a lease identified in Section 4.05    of the Target Disclosure
Schedule a consent or estoppel certificate in which that Lease Third Party agrees not to exercise any right of termination, unilateral amendment, acceleration or cancellation under such lease arising from the execution of this Agreement or consummation of the Transactions.

          (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other parties of any pending, or to the best knowledge of the first party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other Person (i) challenging or seeking Material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or Acquiror Sub to own or operate all or any portion of the businesses or assets of the Target, which in either case is reasonably likely to have a Material Adverse Effect on the Target or Acquiror prior to the Effective Time, or a Material Adverse Effect on Acquiror or the Surviving Corporation after the Effective Time.

          (d) The parties hereto agree to cooperate and use all reasonable efforts to resist or resolve any action (including legislative, administrative or judicial action) and to have vacated or overturned any order of any Governmental Authority that is in effect and that prevents or prohibits the consummation of the Transactions; PROVIDED, HOWEVER, that in no event shall any party take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on Acquiror or the Target.

          (e) Without limiting the foregoing, the Target and its Board of Directors shall (i) take all action necessary or otherwise reasonably requested by Acquiror to exempt the Transactions from the provisions of any applicable takeover, business combination, control share acquisition or similar statute (including Article 13.03 of the TBCA) and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.

     Section 8.04 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Subject to the Confidentiality Agreement, from the date of this Agreement to the Effective Time, the Target will (i) provide to Acquiror and its Representatives, during normal business hours and upon reasonable notice, access to all officers, employees, agents, properties, offices and other facilities of the Target and each Target Subsidiary and (ii) furnish to Acquiror and its Representatives such information and documents which they may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Target and any Target Subsidiary. "REPRESENTATIVE" means, with respect to any Person, that Person's employees, officers, directors, representatives (including any investment banker, financial advisor, attorney or accountant which has acted as such Person's representative at any time during the period beginning on June 1, 1998 and ending on the Closing Date), Subsidiaries, agents or affiliates.

          (b) Upon written notice from Acquiror, the Target shall promptly allow access to any and all real property owned, leased or operated by the Target or any Target Subsidiary for the purpose of performing Phase I environmental site assessments. Target shall allow such access for the purpose of performing Phase II or III environmental site assessments upon such terms as Target and Acquiror may mutually agree. Such assessments shall be performed by a nationally recognized and duly qualified environmental consultant selected by Acquiror. The cost of any such assessments shall be borne by Acquiror.

     Section 8.05 NO SOLICITATION OF TRANSACTIONS BY TARGET. During the term of this Agreement, the Target will not, and will cause its Representatives to not, directly or indirectly, (i) initiate, solicit, seek, encourage or otherwise facilitate (including by way of furnishing information or assistance) any inquiry, communication or proposal that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) enter into any agreement contemplating or otherwise relating to an Acquisition Proposal,
(iii) provide any information or data to, or engage in, maintain or continue discussions or negotiations with, any Person in furtherance of any such inquiry, communication or proposal or otherwise relating to an Acquisition Proposal or for the purpose of obtaining an Acquisition Proposal, (iv) accept, agree to, endorse or recommend any Acquisition Proposal, or (v) release any third party from any standstill or confidentiality agreement, or waive or amend any provision thereof, to which it is a party; provided, that no Person shall be deemed to have provided any information or data to, or engaged in, maintained or continued discussions or negotiations with, any other Person in violation of this Section if such Person (without identifying Acquiror) advises the other Person that they are precluded from taking any action that would constitute a violation of this Section, and nothing shall prohibit the Board of Directors of Target from making any disclosure to the shareholders of Target if such disclosure is required by applicable Law. The Target shall notify Acquiror orally (within one Business Day) and in writing (as promptly as practicable) of all relevant details relating to, and all material aspects of (including the identity of the Person making such inquiry, communication or proposal), all inquiries, communications and proposals which it or any of its Representatives may receive relating to any of such matters and, if such inquiry, communication or proposal is in written form or electronically or magnetically stored, shall deliver to Acquiror a copy of such inquiry, communication or proposal as promptly as practicable. The

Target has terminated, and has caused each of its Representatives to terminate, any existing initiation, solicitation, encouragement, facilitation, communication, discussion or negotiation with any Person conducted heretofore by the Target or any of its Representatives relating to any Acquisition Proposal. The Target shall promptly notify its Representatives of the obligations undertaken in this Section and any violation of the restrictions set forth in the two immediately preceding sentences by any Representative, whether or not acting on behalf of the Target, shall be deemed to be a breach of this Section by the Target.

     Section 8.06 DIRECTORS' AND OFFICERS' INDEMNIFICATION. The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Incorporation and Bylaws of the Acquiror, as in effect on the date hereof; which provisions shall not be amended, repealed or otherwise modified for a period of four (4) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of the Target or any of the Target Subsidiaries, unless such modification shall be required by Law.

     Section 8.07 OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

     Section 8.08 PUBLIC ANNOUNCEMENTS. (a) Neither Acquiror, Acquiror Sub nor the Target shall issue any press release or make any public statement with respect to this Agreement or any Transaction without the prior consent of the other parties hereto, and (b) the Target will not issue any other press release or otherwise make any public statements regarding its business, except that any party may make any disclosure required by applicable Law (including federal securities laws) or any listing agreement to which it is a party if it determines in good faith that it is required to do so and provides the other parties hereto with prior notice and a reasonable opportunity to review and provide comment to the disclosure.

     Section 8.09 NOTIFICATION OF CERTAIN MATTERS. The Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Target, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (b) any failure of the Target, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in the case of either clause (a) or (b) above such that any condition contained in Sections 9.02 (a), 9.02(b) or
9.03 would not be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 8.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 8.10 FURTHER ACTION. At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

     Section 8.11 EMPLOYEE BENEFITS. Subject to Section 13.04:

          (a) On and after the Effective Time, Acquiror shall cause officers and employees of the Target and the Target Subsidiaries to be provided employee benefit plans, programs and policies which are no less favorable in the aggregate to such officers and employees than those provided to similarly situated employees of Acquiror and its Subsidiaries as of the date hereof. Officers and employees of Target and Target Subsidiaries shall receive credit for time employed by Target and Target Subsidiaries for purposes of eligibility and vesting under the employee benefit plans, programs and policies contemplated by this Section 8.11(a).

          (b) Nothing contained in this Section shall create any third party beneficiary rights in any officer or employee or former officer or employee (including any beneficiary or dependent thereof) of the Target, any of the Target Subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever.

          (c) Nothing contained in this Section shall create any obligation on the part of Acquiror, Acquiror Sub or the Surviving Corporation to maintain the ESOP. Each of the parties hereto hereby acknowledges and agrees that it is the intent of the parties that the Surviving Corporation shall, as promptly as practicable following the Effective Time, terminate the ESOP.

     Section 8.12 1998 AUDITED FINANCIAL STATEMENTS. As promptly as practicable after the execution of this Agreement, and in any event no later than December 3l, 1998, the Target shall deliver to Acquiror a true, complete and accurate copy of the audited consolidated balance sheet of Target and its consolidated subsidiaries as of October 31, 1998 (the "1998 AUDITED BALANCE SHEET"), together with audited consolidated statements of operations, changes in shareholders' equity and cash flows of the Target and its consolidated subsidiaries for the year then ended, and the notes thereto, accompanied by the unqualified report thereon of Arthur Andersen LLP, independent public accountants (collectively, and including the 1998 Audited Balance Sheet, the "1998 AUDITED FINANCIAL STATEMENTS"). The 1998 Audited Financial Statements (including the notes thereto) shall be prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated and shall fairly present in all Material respects the financial position, results of operations and changes in shareholders' equity and cash flows of the Target and its consolidated subsidiaries at the date thereof and for the periods indicated therein. The Target shall, and shall cause each Target Subsidiary to, furnish to Arthur Andersen LLP such customary management representation letters as Arthur Andersen LLP may require as a condition to its execution and delivery of its report on the 1998 Audited Financial Statements. Acquiror shall pay the fees and expenses of Arthur Andersen LLP relating to the preparation and delivery of the Audited Financial Statements (the "AUDIT EXPENSES"). If this Agreement is terminated and the Merger and the other Transactions are abandoned at any time prior to the Effective Time as contemplated in Section 10.01, upon payment by the Target to Acquiror of the amount of the Audit Expenses, the Audited Financial Statements shall for all purposes be deemed the property of the Target, and may be used for any purpose deemed appropriate by the Target.

     Section 8.13 AGREEMENT TO VOTE OR CONSENT. Each Shareholder, severally and not jointly, hereby agrees to attend the Target Shareholder Meeting, in person or by proxy, and to vote, or cause to be voted (or, if the shareholders of the Target act by written consent, to consent in writing, or cause to consent in writing, with respect to) all voting securities of the Target, whether issued heretofore or hereafter, that such Shareholder owns or has the right to vote, consent with respect to or direct the vote or consent with respect to, and agrees to instruct the trustee(s) of the ESOP to vote any securities held pursuant to the ESOP with respect to which such Shareholder has pass-through voting rights, (a) in favor of the approval and adoption of the Merger Agreement and the Merger, such agreement to vote to apply also to any adjournment or adjournments of the Target Shareholder Meeting, and (b) against any proposal or other matter that may interfere or be inconsistent with the Merger.

     Section 8.14 REVOCATION OF PROXIES AND CONSENTS. To the extent inconsistent with Section 8.13, each Shareholder hereby revokes any and all previous proxies or written consents with respect to all voting securities of the Target that such Shareholder owns or has the right to vote or consent with respect to or direct the vote or consent with respect to, including any securities held pursuant to the ESOP with respect to which such Shareholder has any pass-through voting rights, and such Shareholder hereby agrees promptly to provide written notice of such revocation to any other person to whom any such previous proxy or written consent had been granted or delivered.

     Section 8.15 SHAREHOLDERS' SUPPORT OF THE MERGER. Each of the Shareholders, severally and not jointly, hereby agrees that, during the term of this Agreement, except as disclosed on SCHEDULE I hereto:

          (a) such Shareholder will not, except as contemplated in Section 8.19, directly or indirectly, offer, issue, sell, pledge, transfer, grant, encumber or otherwise dispose of, or authorize the offer, issuance, sale, pledge, transfer, grant, encumbrance or other disposition of, any voting securities of the Target that such Shareholder owns or has the right to vote or consent with respect to (or any voting or consent rights associated with such securities), including any securities held pursuant to the ESOP with respect to which such Shareholder has any pass-through voting rights, to any Person other than Acquiror or its designee, or enter into any voting agreement, other contract, agreement, commitment or understanding or arrangement with respect to any of the foregoing; and

          (b) such Shareholder will not, and will cause its Representatives to not, directly or indirectly, (i) initiate, solicit, seek, encourage or otherwise facilitate (including by way of furnishing information or assistance) any inquiry, communication or proposal that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) enter into any agreement contemplating or otherwise relating to an Acquisition Proposal,
(iii) provide any information or data to, or engage in, maintain or continue discussions or negotiations with, any Person in furtherance of any such inquiry, communication or proposal or otherwise relating to an Acquisition Proposal or for the purpose of obtaining an Acquisition Proposal, (iv) accept, agree to, endorse or recommend any Acquisition Proposal, or (v) release any third party from any standstill or confidentiality agreement, or waive or amend any provision thereof, to which it is a party; provided, that no Person shall be deemed to have provided any information or data to, or engaged in, maintained or continued discussions or negotiations with, any other Person in violation of this Section if such Person (without identifying Acquiror) advises the other Person that they are precluded from taking any action that would constitute a violation of this Section, and nothing shall prohibit any Shareholder who is a member of the Board of Directors of Target, in his capacity as a member of the Board of Directors of Target, from making any disclosure to the shareholders of Target if such disclosure is required by applicable Law. Each of the Shareholders hereby agrees that it shall notify Acquiror orally (within one Business Day) and in writing (as promptly as practicable) of all relevant details relating to, and all material aspects of (including the identity of the Person making such inquiry, communication or proposal), all inquiries, communications and proposals which it or any of its Representatives may receive relating to any of such matters and, if such inquiry, communication or proposal is in written form or electronically or magnetically stored, shall deliver to Acquiror a copy of such inquiry, communication or proposal as promptly as practicable. Each of the Shareholders has terminated, and has caused each of its Representatives to terminate, any existing initiation, solicitation, encouragement, facilitation, communication, discussion or negotiation with any Person conducted heretofore by such Shareholder or its Representatives relating to any Acquisition Proposal. Each of the Shareholders shall promptly notify its Representatives of the obligations undertaken in this Section and any violation of the restrictions set forth in the two immediately preceding sentences by any such Representative, whether or not acting on behalf of such Shareholder, shall be deemed to be a breach of this Section by such Shareholder.

     Section 8.16 SENIOR CREDIT FACILITY. At or prior to the Closing, the Target shall deliver to Acquiror evidence of the release of all Liens on any assets of Target or any Target Subsidiary granted in connection with, and executed receipts, payoff letters or similar documents executed by the Target's lenders under, the Senior Credit Facility, each in form and substance reasonably satisfactory to Acquiror and Acquiror's lenders.

     Section 8.17 SHAREHOLDER LOANS. At or prior to the Closing, each Shareholder shall repay all loans or advances made by the Target or any Target Subsidiary to such Shareholder, including those described in Section
4.28 of the Target Disclosure Schedule. At or prior to the Closing, Frankel shall repay all loans or advances made by the Target or any Target Subsidiary to Abraham Frankel, including those described in Section 4.28 of the Target Disclosure Schedule. The Target shall use its reasonable best efforts to cause all loans or advances made by the Target or Target Subsidiary to any of the Target's shareholders to be paid to the Target or such Target Subsidiary in full at or prior to Closing. If all or any portion of any loan or advance made by Target or a Target Subsidiary to any of Mary Manwarring, Melvin Pickens or Leroy Spencer is not repaid within thirty (30) days after the Closing Date, Frankel shall, within fifteen (15) days after Acquiror delivers to Frankel written notice that all or any portion of such loan or advance remains unpaid, at Frankel's election, either (a) purchase from the Target or such Target Subsidiary all of Target's or such Target Subsidiary's rights with respect to such loan or advance, in exchange for a purchase price equal to the then unpaid amount of any such loan or advance, together with all accrued and unpaid interest thereon, which purchase price shall be paid by wire transfer of immediately available funds to an account designated by Acquiror in such notice or (b) pay to Target or such Target Subsidiary the then unpaid amount of any such loan or advance, together with all accrued and unpaid interest thereon, which shall be paid by wire transfer of immediately available funds to an account designated by Acquiror in such notice.

     Section 8.18 NON-COMPETITION AGREEMENTS. Simultaneously with the execution and delivery of this Agreement, Acquiror, on the one hand, and Frankel and Honu Frankel, on the other hand, will execute, enter into and deliver a Non-Competition Agreement in the form of EXHIBIT D hereto.

     Section 8.19 MATTERS RELATING TO SHAREHOLDER OPTION AGREEMENT. In order to provide Vierling with long-term incentives to remain employed by Target, each of the Shareholders other than Vierling and each of the Additional Frankel Shareholders (collectively the "Frankel Shareholders") entered into the Shareholder Option Agreement with Vierling, pursuant to which, subject to the terms and conditions set forth therein, each of the Frankel Shareholders has granted to Vierling an option (the "SHAREHOLDER OPTION") to purchase up to all shares of Common Stock held by such Frankel Shareholder, other than shares held by the ESOP for the benefit of such Frankel Shareholder. The Shareholder Option Agreement provides that Vierling may assign the Shareholder Option to the Target and that, with respect to all shares of Common Stock acquired by the Target upon exercise of the Shareholder Option, Vierling will have the option (the "VIERLING OPTION") to purchase such shares from the Target at any time during the five-year period commencing on the date the Target acquires the shares of Common Stock upon exercise of the Shareholder Option, at an exercise price per share equal to the purchase price paid by the Target to acquire the shares which are subject to Shareholder Option. The Target, Vierling and each of the Frankel Shareholders hereby covenant and agree with each other and with Acquiror and Acquiror Sub that, upon the terms and subject to the conditions set forth in this Agreement, and notwithstanding any other provision set forth in the Shareholder Option Agreement:

          (a) Vierling hereby assigns the Shareholder Option to the Target, which assignment shall be effective at the Closing and prior to the Effective Time, and shall occur automatically and without any further action on the part of the Target, any Shareholder, Acquiror or Acquiror Sub;

          (b) The Target shall have the right to exercise the Shareholder Option at the Closing, and each of the Frankel Shareholders hereby acknowledges and agrees with the Target, Acquiror and Acquiror Sub that (i) the exercise of the Shareholder Option by the Target shall occur at the Closing prior to the Effective Time and immediately following the assignment of the Shareholder Option to the Target as described in Section 8.19(a) and
(ii) the exercise price per share of Common Stock subject to the Shareholder Option (the "Shareholder Option Exercise Price") which shall be payable by the Target upon exercise of the Shareholder Option is set forth on SCHEDULE I hereto, which exercise price shall not be amended or otherwise modified. The Target, Vierling, each Frankel Shareholder, Acquiror and Acquiror Sub hereby covenant and agree that, upon receipt by the Target of certificates representing the shares of Common Stock subject to the Shareholder Option, together with stock powers transferring such shares, duly executed in blank by the appropriate Frankel Shareholder, the exercise price payable by the Target to each Frankel Shareholder pursuant to this Section 8.19(b) shall, subject to Section 2.07, be paid at the Closing immediately following the Effective Time by wire transfer of immediately available funds to an account designated in writing by such Frankel Shareholder no later than two (2) Business Days prior to the Closing Date. Each Frankel Shareholder, severally and not jointly, hereby covenants and agrees with Acquiror and the Target that, upon delivery to the Target of certificates representing the shares of Common Stock held by such Frankel Shareholder which are subject to the Shareholder Option, together with stock powers transferring such shares, duly executed in blank by the appropriate Frankel Shareholder, the Target shall be vested with good title to such shares, free and clear of all Liens.

          (c) The Target, Vierling, each Frankel Shareholder, Acquiror and Acquiror Sub hereby covenant and agree that the exercise price per share of Common Stock subject to the Vierling Option shall be equal to the per share exercise price for each share of Common Stock subject to the Shareholder Option, as described in SCHEDULE I hereto, which exercise price shall not be amended or otherwise modified.

          (d) Acquiror acknowledges that, immediately following the exercise by the Target of the Shareholder Option as set forth in Section 8.19(b), Vierling will hold a Common Stock Equivalent as described in this Section.

     Section 8.20 TERMINATION AGREEMENT. The Target, each of the Shareholders and each of the Additional Frankel Shareholders hereby covenant and agree with Acquiror and Acquiror Sub that, at the Closing, the Target and each of the Shareholders and the Additional Frankel Shareholders shall execute and deliver, enter into and perform the Release and Termination Agreement in the form of EXHIBIT E hereto (the "Termination Agreement").

     Section 8.21 EFFECTIVE TIME SHAREHOLDER LIST. At the Closing, the Target shall deliver to Acquiror a true, complete and accurate list of all holders of record of any Equity Securities of the Target outstanding immediately prior to the Effective Time, which list shall accurately set forth the number of shares of each class of Equity Securities held by each such record holder and, with respect to any Equity Security that is a Common Stock Equivalent, the exercise price per share of such Common Stock Equivalent.

     Section 8.22 EMPLOYMENT AGREEMENT AMENDMENT. At or prior to the Closing, the Target and Vierling will execute, enter into and deliver an amendment to the Vierling Employment Agreement (the "Employment Agreement Amendment"), pursuant to which the Vierling Employment Agreement will be amended to contain the terms which are described in EXHIBIT F hereto, which Employment Agreement Amendment shall be in a form acceptable to Acquiror.


                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

     Section 9.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Target, Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)  the Required Target Vote shall have been obtained;

          (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and which has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; and

          (c) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated, and no restrictive order or other requirements shall have been placed on Acquiror, the Target or the Surviving Corporation in connection therewith.

     Section 9.02 CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the further conditions that:

          (a) the Target shall have performed or complied with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) and shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time which are not so qualified as to materiality, and each of the representations and warranties of the Target contained in this Agreement which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) shall be true and accurate at the Effective Time and each of the representations and warranties of the Target contained in this Agreement which are not so qualified as to materiality shall be true and accurate at the Effective Time in all material respects, each as though made at and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date need only be true and accurate as of such date, and Acquiror shall have received a certificate of an executive officer of the Target, dated the date of the Effective Time, to the foregoing effect;

          (b) each Shareholder shall have performed or complied with all agreements and covenants required to be performed or complied with by such Shareholder under this Agreement at or prior to the Effective Time which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) and shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time which are not so qualified as to materiality, and each of the representations and warranties of such Shareholder contained in this Agreement which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) shall be true and accurate as of the Effective Time and each of the representations and warranties of such Shareholder contained in this Agreement which are not so qualified as to materiality shall be true and accurate as of the Effective Time in all material respects, each as though made at and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date need only be true and accurate as of such date, and Acquiror shall have received a certificate duly executed on behalf of each Shareholder, dated the date of the Effective Time, to the foregoing effect;

          (c)  the beneficial and record holders of Common Stock
Equivalents relating to all shares of Common Stock that may be issued upon the exercise of all Common Stock Equivalents (whether or not vested) shall have executed and delivered Option Release Agreements to the Target;

          (d) from the date of this Agreement, no Governmental Authority shall have enacted, issued, promulgated, enforced or entered into any Law which is in effect and which has the effect of imposing Material limitations on the ability of Acquiror or any Subsidiary of Acquiror to continue to conduct, own or operate, as heretofore conducted, owned or operated, all or any Material portion of the businesses or assets of Acquiror or such Subsidiary of Acquiror or the businesses or assets of the Target or any Target Subsidiary;

          (e) the consents, approvals, authorizations, permits and estoppel certificates disclosed in Sections 4.05(a) and 4.05(c) of the Target's Disclosure Schedule shall have been obtained;

          (f) not more than 5% of the outstanding shares of Common Stock (excluding Cancelable Shares) shall be Dissenting Shares;

          (g) all loans or advances made by the Target or any Target Subsidiary to any of the Target's shareholders shall have been paid to the Target or such Target Subsidiary in full at or prior to Closing;

          (h) Acquiror shall have received a copy of the Termination Agreement, fully executed by the Target, each of the Shareholders and each of the Additional Frankel Shareholders;

          (i) Acquiror shall have received the Effective Time Shareholder List; and

          (j) Acquiror shall have received certificates representing the shares of Common Stock subject to the Shareholder Option, together with stock powers transferring such shares, duly executed in blank by each appropriate Frankel Shareholder, together with evidence reasonably satisfactory to Acquiror that any Liens on such shares have been released or terminated.

     Section 9.03 CONDITIONS TO THE OBLIGATIONS OF THE TARGET. The obligations of the Target to consummate the Merger are subject to the satisfaction of the further conditions that Acquiror and Acquiror Sub shall have performed or complied with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) and shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time which are not so qualified as to materiality, and each of the representations and warranties of Acquiror or Acquiror Sub contained in this Agreement which are qualified as to materiality (including by reference to Material Adverse Effect or any similar qualification) shall be true and accurate as of the Effective Time and each of the representations and warranties of Acquiror or Acquiror Sub contained in this Agreement which are not so qualified as to materiality shall be true and accurate as of the Effective Time in all material respects, each as though made at and as of the

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

Effective Time, except that those representations and warranties which address matters only as of a particular date need only be true and accurate as of such date, and the Target shall have received a certificate of an executive officer of Acquiror, dated the date of the Effective Time, to the foregoing effect.

                                 ARTICLE 10

                   TERMINATION, AMENDMENT AND WAIVER

     Section 10.01 TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Transactions, as follows:

          (a) by mutual written consent duly authorized by the boards of directors of each of Acquiror, Acquiror Sub and the Target;

          (b) by either Acquiror or the Target if either (i) the Effective Time shall not have occurred on or before February 1, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) there shall be any Law which is final and nonappealable and has the effect of making the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger, except if the party relying on such Law has not complied with its obligations under Section 8.03(a);

          (c) by Acquiror if the Required Target Vote shall not be obtained at the Target Shareholder Meeting;

          (d) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Target set forth in this Agreement, or if any such representation or warranty of the Target shall have become untrue, in either case such that the conditions set forth in Section 9.02(a) would not be satisfied (a "TERMINATING TARGET BREACH"), and which Terminating Target Breach is not cured by the Target within ten (10) calendar days following delivery to the Target by Acquiror of notice of such breach;

          (e) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of any Shareholder set forth in this Agreement, or if any such representation or warranty of such Shareholder shall become untrue, in either case such that the conditions set forth in
Section 9.02(b) would not be satisfied (a "TERMINATING SHAREHOLDER BREACH"), and which Terminating Shareholder Breach is not cured by such Shareholder within ten (10) calendar days following delivery to such Shareholder by Acquiror of notice of such breach;

          (f) by Acquiror, upon a breach of any representation, warranty, covenant or agreement set forth in Section 4.03, Section 4.13, Sections 7.01(a), (b), (c), (d) or (i) or Sections 8.05 or 8.15, or upon any such representation or warranty becoming untrue; or

          (g) by the Target, upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any such representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 9.03 would not be satisfied (a "TERMINATING ACQUIROR BREACH"), and which Terminating Acquiror Breach is not cured by Acquiror within ten (10) calendar days following delivery to Acquiror by the Target of notice of such breach.

     Section 10.02 EFFECT OF TERMINATION. If this Agreement is terminated and the Merger is abandoned pursuant to Section 10.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section, Section 10.03, Section 10.04, and Section 10.05 and Article 13 and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Sections 10.01(d), 10.01(e), 10.01(f) or 10.01(g) shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including attorneys' fees and the right to pursue any remedy at law or in equity, and nothing contained herein (including this Section) shall relieve any party from liability for any breach of this Agreement.

     Section 10.03 EXPENSES. (a) If the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated, except that (i) the fees payable to the Escrow Agent shall be borne by Acquiror, and (ii) the broker, finder or financial advisory fees payable to any Person retained by Acquiror or Acquiror Sub, on the one hand, or the Target or any shareholder of the Target, on the other, shall be borne by Acquiror and the Target and the Target's shareholders, respectively.

          (b) If the Closing does not occur, all costs and expenses incurred in connection with this Agreement and the transactions shall be paid by the party incurring such expenses; provided, that if this Agreement is terminated prior to the Closing and:

               (i) such termination is other than pursuant to Sections 10.01(a), 10.01(b), or 10.01(g), the Target shall pay to Acquiror an amount equal to the Acquiror Expenses. As used herein, "ACQUIROR EXPENSES" means all fees, costs and expenses in an amount which shall not exceed $600,000 actually incurred by Acquiror or Acquiror
     Sub or on their respective behalf in connection with the Transactions prior to the termination of this Agreement (including all fees and expenses of counsel, financial advisors, banks or other entities providing financing to Acquiror (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to Acquiror and its Affiliates) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith; or

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

               (ii) such termination is pursuant to Section 10.01(g), Acquiror shall pay to Target all Target Transaction Costs in an amount which shall not exceed $600,000.

     Section 10.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of the respective Boards of Directors of Acquiror and the Target at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement and the Transactions by the shareholders of the Target, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the Target and Acquiror.

     Section 10.05 WAIVER. At any time prior to the Effective Time, Acquiror may (a) extend the time for the performance of any obligation hereunder of the Target or any Shareholder, (b) waive any inaccuracy in the representations and warranties of the Target or any Shareholder contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the Target or any Shareholder with any agreement or condition contained herein. At any time prior to the Effective Time, the Target may (a) extend the time for performance of any obligation hereunder of Acquiror or Acquiror Sub, (b) waive any inaccuracy in the representations and warranties of Acquiror or Acquiror Sub contained herein or in any document delivered pursuant hereto, and (c) waive compliance by Acquiror or Acquiror Sub with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                ARTICLE 11


                              INDEMNIFICATION


     11.01  INDEMNIFICATION OF ACQUIROR INDEMNIFIED PARTIES.

          (a) By virtue of the approval of this Agreement and the Merger by the Target's Board of Directors and approval of this Agreement by the Target's shareholders pursuant to the Target's Articles of Incorporation and Bylaws and the applicable provisions of the TBCA, each of the Target's shareholders shall be deemed to have agreed that, from and after the Effective Time and subject to the provisions of this Article (including
Section 11.05), each of the Target's shareholders shall, jointly and severally, indemnify and hold harmless the Acquiror Indemnified Parties from and against any and all damages, losses, claims, liabilities, assessments, judgments, taxes, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating, preparing for and participating in any litigation, action or proceeding, including any litigation, action or proceeding brought to enforce the terms and provisions of this Article) that arise out of (a) any failure of any of the representations or warranties made by the Target under this Agreement to be true and accurate at the time as of which they are made; or (b) any breach or default by the Target of any covenant or agreement made by the Target under this Agreement and which is required to be performed by the Target at or prior to the Effective Time ("TARGET INDEMNIFIED COSTS").

          (b) From and after the Effective time and subject to the provisions of this Article (including Section 11.05), each Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Acquiror Indemnified Parties from and against any and all damages, losses, claims, liabilities, assessments, judgments, taxes, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating, preparing for and participating in any litigation, action or proceeding, including any litigation, action or proceeding brought to enforce the terms and provisions of this Article) that arise out of (a) any failure of any of the representations or warranties made by such Shareholder under this Agreement to be true and accurate at the time as of which they are made; or (b) any breach or default by such Shareholder of any covenant or agreement made by such Shareholder under this Agreement ("SHAREHOLDER INDEMNIFIED COSTS").

     11.02 INDEMNIFICATION OF SELLER INDEMNIFIED PARTIES. From and after the Effective time and subject to the provisions of this Article (including
Section 11.05), each of Acquiror and Acquiror Sub hereby agree, jointly and severally, to indemnify and hold harmless the Seller Indemnified Parties from and against any and all damages, losses, claims, liabilities, assessments, judgments, taxes, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating, preparing for and participating in any litigation, action or proceeding, including any litigation, action or proceeding brought to enforce the terms and provisions of this Article) that arise out of (a) any failure of any of the representations or warranties made by Acquiror or Acquiror Sub under this Agreement to be true and accurate at the time as of which they are made; or (b) any breach or default by Acquiror or Acquiror Sub of any of their respective covenants or agreements under this Agreement ("ACQUIROR INDEMNIFIED COSTS").

     11.03 DEFENSE OF THIRD-PARTY CLAIMS. An Indemnified Party shall give prompt written notice to any entity or Person who is obligated to provide indemnification under Section 11.01 or 11.02 (an "INDEMNIFYING PARTY") of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "THIRD PARTY ACTION") in respect of which such Indemnified Party shall seek indemnification hereunder ; provided, however, that an Acquiror Indemnified Party shall be deemed to have given such notice to each of the Target's shareholders if such Acquiror Indemnified Party gives such notice to the Seller Representative as set forth in Section 13.02. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article unless, and only to the extent that, the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Action on such terms as it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of one law firm retained by the Indemnified Party (plus appropriate local counsel) if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such Third Party Action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Action or (iii) the Indemnified Party's counsel shall have advised the

Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is, under applicable standards of professional conduct, a material conflict of interest between the Indemnifying Party and the Indemnified Party);

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third Party Action or any liability in respect thereof if such settlement, compromise, admission, or acknowledgment (i) would impose injunctive or other equitable relief against the Indemnified Party, or (ii) could, in the reasonable opinion of the Indemnified Party, have a Material Adverse Effect on such Indemnified Party;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third Party Action; and

          (d) At the Indemnified Party's option, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Action (i) as to which the Indemnifying Party falls to assume the defense within a reasonable length of time, (ii) to the extent the Third Party Action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would reasonably be expected to result in a Material Adverse Effect on the Indemnified Party, or (iii) if the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Action; PROVIDED, HOWEVER, that the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, enter into or make any settlement, compromise, admission, or acknowledgment of the validity of such Third Party Action or any liability in respect thereof if such settlement, compromise, admission or acknowledgment (A) would impose injunctive or other equitable relief against the Indemnifying Party, (B) would give rise to liability on the part of any Indemnifying Party, or (C) could, in the reasonable opinion of the Indemnifying Party, have a Material adverse effect on its business.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any Third Party Action pursuant to this Article 11 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     11.04 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 11.03 because no Third Party Action is involved (a "direct action"), the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to Section 11.05(c) and 11.05(f), failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless and only to the extent that the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.

     11.05 LIMITATIONS. The following provisions shall limit the parties' indemnification obligations hereunder:

          (a) MINIMUM LOSS. Subject to Section 11.06, no Indemnifying Party shall be required to indemnify an Indemnified Party for Indemnified Costs unless and until the aggregate amount of all Indemnified Costs for which all Acquiror Indemnified Parties (taken together), on the one hand, or Seller Indemnified Parties (taken together), on the other hand, as applicable, are otherwise entitled to indemnification pursuant to this Article exceeds $200,000 (the "MINIMUM LOSS"). After the Minimum Loss is exceeded, such Indemnified Parties shall be entitled to be paid the entire amount of any Indemnified Costs in excess of (but not including) the Minimum Loss, subject to the limitations on recovery and recourse set forth in this Section 11.05.

          (b) DE MINIMIS LOSSES. If (i) the Minimum Loss has been exceeded by the Acquiror Indemnified Parties (taken together), on the one hand, or the Seller Indemnified Parties (taken together), on the other hand, or (ii) the Minimum Loss is not applicable pursuant to Section 11.06, then any damages, losses, claims, liabilities, assessments,judgments, taxes, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation, action or proceeding, including any litigation, action or proceeding brought to enforce the terms and provisions of this Article) which in the aggregate do not exceed $1,000 with respect to any single Third Party Action or Direct Action ("De Minimis Losses"), shall not be deemed to be Indemnified Costs for any purposes under this Agreement other than determining whether the Minimum Loss has been exceeded.

          (c) LIMITATION AS TO TIME. No Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article unless a written claim for indemnification in accordance with Section 11.03 or 11.04 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before 5:00 p.m., Dallas, Texas time on the first anniversary of the Closing Date (the "EXPIRATION DATE"), except that this time limitation shall not apply to
(i) Title Claims, (ii) claims based upon a breach of the representations and warranties made in Section 4.03, (iii) claims based upon a breach of the covenants and agreements set forth in Section 8.21, or (iv) claims contemplated in Section 13.12.

          (d) LIABILITY CAP. Without limiting any of the foregoing provisions of this Section 11.05, the parties hereby agree that (i) the maximum liability of any shareholder of the Target (other than the Shareholders) under this Article for Target Indemnified Costs shall in no event exceed such shareholder's Maximum Shareholder Escrow Amount and (ii) the maximum aggregate liability of the shareholders of Target (including the Shareholders) under this Article for Target Indemnified Costs shall in no event exceed $5,400,000, except that the limitation set forth in this clause
(ii) shall not apply to (A) claims based upon a breach of the representations and warranties made in Section 4.03, (B) claims based upon a breach of the covenants and agreements set forth in Section 8.21, or (C) claims contemplated in Section 13.12.

          (e) RECOURSE AGAINST ESCROWED FUNDS. In determining whether an Acquiror Indemnified Party is entitled to any amounts from a Shareholder or other shareholder of Target with respect to Target Indemnified Costs or Shareholder Indemnified Costs, Section 11.05(a) and Section

11.05(b) shall apply. In the event of any claim by an Acquiror Indemnified Party against a Shareholder for Shareholder Indemnified Costs, the Acquiror Indemnified Party shall seek payment first out of the amount held by the Escrow Agent pursuant to the Escrow Agreement from time to time in an amount not to exceed such Shareholder's Maximum Shareholder Escrow Amount and, if such Shareholder's Maximum Shareholder Escrow Amount has been reduced to zero pursuant to this Section, the Acquiror Indemnified Party shall then be entitled, subject to the terms and conditions of this Agreement, to seek payment directly from such Shareholder for all amounts remaining due to the Acquiror Indemnified Party from such Shareholder with respect to such claim for Shareholder Indemnified Costs. In no event shall an Acquiror Indemnified Party be entitled to be paid out of the Escrow Amount in respect of claims for Target Indemnified Costs against any shareholder of the Target (other than the Shareholders, the liability of whom shall still be limited as described in Section 11.05(d)) an amount in excess of such shareholder's Maximum Shareholder Escrow Amount. In the event of any claim by an Acquiror Indemnified Party against a Shareholder or other shareholder of the Target for Target Indemnified Costs, each shareholder's Maximum Shareholder Escrow Amount shall be reduced (but not below zero) by such shareholder's PRO RATA portion (based upon the Initial Maximum Shareholder Escrow Amount of such shareholder) of the amount paid out of the Escrow Amount in respect of such claim, and, to the extent that the portion of such claim for which such shareholder is liable exceeds such shareholder's Maximum Shareholder Escrow Amount as of the time of payment of such claim out of the Escrow Amount, then the Acquiror Indemnified Party shall be entitled to seek the remaining amount of any Target Indemnified Costs from such other shareholders of Target whose respective Maximum Shareholder Escrow Amounts exceed zero and from the Shareholders, PRO RATA (based upon the Initial Maximum Shareholder Escrow Amounts of such Shareholders), until such amounts have been paid in full or each shareholder's Maximum Shareholder Escrow Amount has been reduced to zero, after which the Acquiror Indemnified Party shall be entitled to seek payment from any Shareholder directly for such excess, subject to the limitation set forth in Section 11.05(d).

          (f) MATERIALITY. For purposes of determining (i) whether an Indemnifying Party shall be required to indemnify an Indemnified Party under this Article, (ii) the aggregate amount of Minimum Loss suffered by an Indemnified Party, or (iii) the aggregate amount of Indemnified Costs suffered by an Indemnified Party, each representation and warranty (whether made as of the date of this Agreement or made on and as of the Closing Date) contained in this Agreement for which indemnification is sought hereunder shall be read (including for purposes of determining whether a breach of such representation or warranty has occurred) without regard to, and as if such representation or warranty did not contain, materiality qualifications that may be contained therein (including Material Adverse Effect).

          (g) SOLE AND EXCLUSIVE REMEDY. Acquiror, Acquiror Sub, the Target, the Surviving Corporation and the Shareholders each acknowledge and agree that, after the Closing, notwithstanding any other provision of this Agreement to the contrary, such party's sole and exclusive remedy with respect to Indemnified Costs shall be in accordance with, and limited by, the provisions set forth in this Article.

     Section 11.06 MATTERS NOT SUBJECT TO MINIMUM LOSS. Notwithstanding any of the provisions set forth in Section 11.05, the parties hereby agree that Section 11.05(a) shall not limit

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

in any way the obligations of (a) any Shareholder to indemnify the Acquiror Indemnified Parties for Indemnified Costs arising out of a breach by such Shareholder of his agreement set forth in Section 8.17, or (b) the Target's shareholders (including the Shareholders) to indemnify the Acquiror Indemnified Parties for Indemnified Costs arising out of (i) a breach by the Target of its agreement set forth in Section 2.06 relating to the accuracy of the Reductions Notice, (ii) claims based upon a breach of the representations and warranties made in Section 4.03, or (iii) claims based upon a breach of the covenants and agreements set forth in Section 8.21.

                                 ARTICLE l2

                         THE SELLER REPRESENTATIVE

     By virtue of the approval of this Agreement and the Merger by the Target's Board of Directors and approval of this Agreement by the Target's shareholders pursuant to the Target's Articles of Incorporation and Bylaws and the applicable provisions of the TBCA, each of the Target's shareholders shall be deemed to have agreed that

     12.01 AUTHORIZATION OF THE SELLER REPRESENTATIVE. Edward D. Vierling (the "SELLER REPRESENTATIVE") (and each successor appointed in accordance with Section 12.03), hereby is appointed, authorized and empowered to act, on behalf of the Target's shareholders, in connection with, and to facilitate the consummation of the transactions contemplated by, this Agreement, and in connection with the activities to be performed on behalf of the Target's shareholders under this Agreement and the Escrow Agreement, for the purposes and with the powers and authority hereinafter set forth in this Article 12 and in the Escrow Agreement, which shall include the power and authority:

          (a) To execute and deliver the Escrow Agreement (with such modifications or changes therein as to which the Seller Representative, in its reasonable discretion, shall have consented to) and to agree to such amendments or modifications thereto as the Seller Representative, in its reasonable discretion, may deem necessary or desirable to give effect to the matters set forth in this Article 12;

          (b) To execute and deliver such waivers and consents in connection with this Agreement and the consummation of the transactions contemplated hereby as the Seller Representative, in its reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement;

          (c) As the Seller Representative of the Target's shareholders, to enforce and protect the rights and interests of such shareholders and to enforce and protect the rights and interests of the Seller Representative arising out of or under or in any manner relating to this Agreement and the Escrow Agreement (including, but not limited to, in connection with any and all claims for indemnification brought by any Indemnified Party under Article 11 of this Agreement) and, in connection therewith, to (i) assert any claim or institute any action, proceeding or investigation; (ii) investigate, defend, contest or litigate any claim, action, proceeding or investigation initiated by any Indemnified Party, or any other Person, against the Target's shareholders and/or the Escrow Amount, and receive process on behalf of any or all of the Target's shareholders in any such claim, action, proceeding or investigation and compromise or settle on such terms as the Seller Representative shall determine to be appropriate, give receipts, releases and discharges on behalf of all of the Target's shareholders with respect to any such claim, action, proceeding or investigation; (iii) file any proofs, debts, claims and petitions as the Seller Representative may deem advisable or necessary; (iv) settle or compromise any claims asserted under Article 11 of this Agreement;
(v) assume, on behalf of all of the Target's shareholders, the defense of any claim that is the basis of any claim asserted under Article 11 of this Agreement; and (vi) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing actions, proceedings or investigations, it being understood that the Seller Representative shall not have any obligation to take any such actions, and shall not have liability for any failure to take any such action;

          (d) To enforce payment from the Escrow Account on behalf of the Target's shareholders, in the name of the Seller Representative or, if the Seller Representative so elects, upon at least fifteen (15) days' prior written notice to the Target's shareholders and in the absence of written instructions to the contrary, in the names of one or more of the Target's shareholders;

          (e) To cause to be paid out of the Escrow Account the full amount of any judgment or judgments and legal interest and costs awarded in favor of any Acquiror Indemnified Party arising out of the indemnification provisions set forth in Article 11 of this Agreement;

          (f) To refrain from enforcing any right of the Target's shareholders or any of them and/or of the Seller Representative arising out of or under or in any manner relating to this Agreement or the Escrow Agreement;

          (g) To make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Seller Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (a) through (f) above and the transactions contemplated by this Agreement and the Escrow Agreement.

     The grant of authority provided for in this Section 12.01; (i) is coupled with an interest and is being granted, in part, as an inducement to the Target, Acquiror and Acquiror Sub to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any shareholder of Target and shall be binding on any successor thereto; (ii) subject to the provisions of Section 12.03 below, may be exercised by the Seller Representative acting by signing as Seller Representative of each of the Target's shareholders; and (iii) shall survive any distribution from the Escrow Agent.

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

     12.02  COMPENSATION; EXCULPATION; INDEMNITY.

          (a) The Seller Representative shall not be entitled to any fee, commission or other compensation for the performance of its service hereunder, but shall be entitled to the payment of all of its out-of-pocket expenses incurred as Seller Representative, and in furtherance of the foregoing, may pay or cause to be paid or reimburse itself for the payment of any and all such expenses out of any amounts to be released from the Escrow Account for the benefit of Target's shareholders or, upon the written consent of Acquiror, out of the Escrow Amount.

          (b) In dealing with this Agreement, the Escrow Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Seller Representative hereunder or thereunder, (i) the Seller Representative shall not assume any, and shall incur no, responsibility whatsoever to any shareholder of Target by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or the Escrow Agreement; and (ii) the Seller Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Seller Representative pursuant to such advice shall in no event subject the Seller Representative to liability to the Target, any of Target's shareholders, Acquiror, Acquiror Sub, the Surviving Corporation or any other Person.

     12.03 REMOVAL AND REPLACEMENT OF SELLER REPRESENTATIVE; SUCCESSOR SELLER REPRESENTATIVE ACTION BY SELLER REPRESENTATIVE.

          (a) If Seller Representative is unable or unavailable to perform his duties hereunder, a Seller Representative, who shall be a shareholder of Target or a representative of a non-individual shareholder of Target, or, if after the Effective Time, shall have been a shareholder of Target or a representative of a non-individual shareholder of Target immediately prior to the Effective Time, shall be appointed by Target's shareholders who, immediately prior to the Effective Time, hold a majority of the Outstanding Shares, unless such Person is unable or unwilling to accept such appointment.

          (b) Any Seller Representative, or all of them, may be removed at any time by a written notice delivered by Target's shareholders who, immediately prior to the Effective Time, hold a majority of the Outstanding Shares to the Seller Representative, Target's other shareholders, Acquiror and the Surviving Corporation. A Seller Representative so removed shall be replaced promptly by shareholders of Target who, immediately prior to the Effective Time, hold a majority of the Outstanding Shares by written notice delivered to all of the Target's shareholders and Acquiror.

          (c) If any successor Seller Representative is appointed as contemplated in Sections 12.03(a) or 12.03(b), written notice of such appointment executed by Target's shareholders who, immediately prior to the Effective Time, hold a majority of the Outstanding Shares shall be delivered to the Seller Representative, the Target's other shareholders and Acquiror. Any successor

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

Seller Representative shall have all of the authority and responsibilities conferred upon or delegated to a Seller Representative pursuant to this
Article 12.

     12.04 RELIANCE; LIMITATION AS TO ACQUIROR, ACQUIROR SUB AND THE SURVIVING CORPORATION.

          (a) Acquiror, Acquiror Sub, the Target and the Surviving Corporation may conclusively and absolutely rely, without inquiry, and until the receipt of written notice of a change of the Seller Representative under
Section 12.03 may continue to rely, without inquiry, upon the action of the Seller Representative as the action of each of Target's shareholders in all matters referred to in this Article 12.

          (b) Each of the parties hereto hereby acknowledges and agrees that, except as set forth in this Section 12.04 the provisions of this
Article 12 create no binding obligations between Acquiror, Acquiror Sub and the Surviving Corporation, on the one hand, and the Target's shareholders, on the other hand; provided, however, that if Acquiror is given written notice of the appointment of a successor Seller Representative as contemplated in
Section 12.03, Acquiror, Acquiror Sub and the Surviving Corporation shall be obligated to recognize, and shall only be able to so rely upon the action of, such successor Seller Representative as the Seller Representative for all purposes under this Agreement.

                                 ARTICLE 13

                             GENERAL PROVISIONS

     Section 13.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made by Acquiror, Acquiror Sub, the Target or any Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing, but shall terminate at 5:00 p.m., Dallas, Texas time on the Expiration Date, other than
(i) the representations and warranties made by the Shareholders in Section 6.01, which representations and warranties shall survive until the expiration of the applicable statute of limitations, and (ii) the representations and warranties made by the Target in Section 4.03, which representations and warranties shall survive indefinitely. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are performable after the Closing, each of the covenants and agreements contained in this Agreement shall survive the Closing for the period stated or, if no such period is stated, such covenant or agreement shall survive indefinitely.

     Section 13.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at

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

such other address for a party as shall be specified in a notice given in accordance with this Section 13.02):

          (a)  if to Acquiror or Acquiror Sub:

               Haggar Clothing Co.
               6113 Lemmon Avenue
               Dallas, Texas 75209
               Attention: General Counsel
               Facsimile: (214) 956-4446

               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201
               Attention: J. Christopher Kirk
               Facsimile: (214) 999-7897

          (b)  if to the Target:

               Jerell, Inc.
               1431 Regal Row
               Dallas, Texas 75247-3672
               Attention: Chief Executive Officer
               Facsimile: (214) 637-4205

               with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1700 Pacific Avenue, Suite 4100
               Dallas, Texas 75201
               Attention: Alan M. Utay
               Facsimile: (214) 969-4343

          (c)  if to the Seller Representative:

               Edward D. Vierling
               c/o Jerell, Inc.
               1431 Regal Row
               Dallas, Texas 75247-3672
               Facsimile: (214) 637-4205

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

          (d) If to any Shareholder, at the address set forth opposite such Shareholder's name on Schedule I.

     Section 13.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     Section 13.04 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 3 and Section 8.06 (collectively, the "THIRD PARTY PROVISIONS"), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 13.05 INCORPORATION OF SCHEDULES. Schedules I, II and III hereto and the Target Disclosure Schedule and the Acquiror Disclosure Schedule referred to herein and signed for identification by the parties hereto, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 13.06 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 13.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED WHOLLY IN THAT STATE. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF DALLAS, TEXAS.

     Section 13.08 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.09 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate

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

counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 13.10 WAIVER OF JURY TRIAL. Each of Acquiror, Acquiror Sub, the Target and the Shareholders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Acquiror, Acquiror Sub, the Target or any Shareholder in the negotiation, administration, performance and enforcement thereof.

     Section 13.11 ENTIRE AGREEMENT. This Agreement, Schedules 1, II and III hereto, the Target Disclosure Schedule and the Acquiror Disclosure Schedule and the confidentiality agreement (the "CONFIDENTIALITY AGREEMENT"), dated August 24, 1998 between the Target and Acquiror constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     Section 13.12 NO WAIVER RELATING TO CLAIMS FOR FRAUD. The liability of any party under Article 11 shall be in addition to, and not exclusive of; any other liability that such party may have at law or equity based on such party's willful breach of any covenant set forth in this Agreement or such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in
Section 11.05(a) (relating to Minimum Loss), 11.05(b) (relating to DeMinimis Claims), 11.05(c) (relating to limitations on the time during which a claim for indemnification may be brought), 11.05(d) (relating to a cap on liability) or 11.05(e) (relating to recourse against escrowed funds), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's willful breach of any covenant set forth in this Agreement or any party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recoveries sought or awarded in any claim based on any other party's willful breach of any covenant set forth in this Agreement or any party's fraudulent acts or omissions, (b) the time period during which a claim based on any other party's willful breach of any covenant set forth in this Agreement or any party's fraudulent acts or omissions may be brought, or (c) the recourse which any party may seek against another party with respect to a claim based on any other party's willful breach of any covenant set forth in this Agreement or any party's fraudulent acts or omissions; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this
Section 13.12 nor any reference to this Section 13.12 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims based on any other party's willful breach of any covenant set forth in this Agreement or any party's fraudulent acts or omissions, including but not limited to, defenses of statutes of limitations or limitations of damages.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the Target and the Shareholders have caused this Agreement to be executed as of the date first written above by theft respective officers thereunto duly authorized.

                              "ACQUIROR"

                              HAGGAR CLOTHING CO.



                              By   /s/ Frank Bracken
                                ---------------------------------
                                Name:  Frank Bracken
                                Title: President & Chief
                                       Operating Officer



                              "ACQUIROR SUB"

                              JI ACQUISITION, INC.




                              By   /s/ Frank Bracken
                                ---------------------------------
                                Name:  Frank Bracken
                                Title: President



                              "TARGET"

                              JERELL, INC.



                              By_________________________________
                                Name:_________________________
                                Title: _______________________



                        [SIGNATURE PAGE TO MERGER AGREEMENT]

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the Target and the Shareholders have caused this Agreement to be executed as of the date first written above by theft respective officers thereunto duly authorized.

                              "ACQUIROR"

                              HAGGAR CLOTHING CO.



                              By_________________________________
                                   Name:_________________________
                                   Title:________________________



                              "ACQUIROR SUB"

                              JI ACQUISITION, INC.




                              By_________________________________
                                Name:_________________________
                                Title:________________________



                              "TARGET"

                              JERELL, INC.



                              By   /s/ Gerald M. Frankel
                                -------------------------------
                                Name:  Gerald M. Frankel
                                Title: _______________________



                        [SIGNATURE PAGE TO MERGER AGREEMENT]

                              SHAREHOLDERS

                              /s/ Gerald M. Frankel
                              -------------------------------------------------
                              Gerald M. Frankel


                              /s/ Honu Frankel
                              -------------------------------------------------
                              Honu Frankel


                              /s/ Edward D. Vierling
                              -------------------------------------------------
                              Edward D. Vierling


                              ADDITIONAL FRANKEL SHAREHOLDERS


                              /s/ Richard Frankel
                              -------------------------------------------------
                              Richard Frankel for the limited purposes set forth in Sections 8.19 and 8.20


                              /s/ Elizabeth Frankel Bailanson
                              -------------------------------------------------
                              Elizabeth Frankel Bailanson, for the limited
                              purposes set forth in Section 8.19 and 8.20


                              /s/ Jessica Frankel
                              -------------------------------------------------
                              Jessica Frankel, for the limited purposes set forth in Section 8.19 and 8.20

                                   EXHIBIT A

                                    FORM OF
                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of _________________ 199 , by and among Edward D. Vierling ("Vierling"), Edward
D. Vierling, not in his individual capacity, but in his capacity as Seller Representative under the Merger Agreement described herein (the "Seller Representative"), Haggar Clothing Co., a Nevada corporation ("Acquiror"), and Chase Bank of Texas, N.A., a national banking association with its headquarters in _______________________ (the "Escrow Agent").

                                    RECITALS

     A. Pursuant to the Agreement and Plan of Merger dated as of December 17, 1998 (the "Merger Agreement"), by and between Acquiror, JI Acquisition, Inc., a Texas corporation and a direct, wholly-owned subsidiary of Acquiror ("Acquiror Sub"), Jerell, Inc., a Texas corporation (the "Target"), and each of the Target's shareholders named therein, Acquiror Sub shall be merged with and into the Target (the "Merger"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

     B. Simultaneously with the execution and delivery of this Agreement, Acquiror or a Subsidiary of Acquiror and Vierling entered into the Employment Agreement Amendment.

     C. It is a condition precedent to the consummation of the Merger that Acquiror, Vierling, the Seller Representative and the Escrow Agent execute and deliver this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     SECTION 1. ESTABLISHMENT OF ESCROW ACCOUNTS. Concurrently with the execution hereof and pursuant to the Merger Agreement, Acquiror will deliver
(a) $1,500,000 in cash (the "Vierling Escrow Amount") to an account designated by the Escrow Agent as the "Vierling Escrow Account, which amount shall be held as security for certain payment obligations, if any, due from Acquiror to Vierling in accordance with the Amended Employment Agreement, and (b) $2,000,000 in cash (the "Indemnification Escrow Amount") to an account designated by the Escrow Agent as the "Jerell Escrow Account," which amount shall be held as security for the indemnification obligations of the Target's shareholders to Acquiror Indemnified Parties in accordance with
Article II of the Merger Agreement. The Vierling Escrow Amount, together with any Interest (as hereinafter defined) earned thereon from any investment thereof hereunder, is hereinafter referred to as the "Vierling Escrowed Property," and the Indemnification Escrow Amount, together with any Interest thereon from any investment thereof hereunder, is hereinafter referred to as the "Indemnification Escrowed Property and the sum of the foregoing amounts is hereinafter referred to as the "Escrowed Property." The Escrowed Property and any interest, dividends, income, or other proceeds earned thereon from and after the Closing Date (the "Interest") shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

     SECTION 2.     INVESTMENT OF PROCEEDS OF ESCROWED PROPERTY.

          (a)  The Escrow Agent shall from time to time invest and reinvest
(i) the Vierling Escrowed Property, if any, in such of the investments listed below as Acquiror and Vierling may from time to time elect by joint notice in writing and (ii) the Indemnification Escrowed Property, if any, in such of the investments listed below as Acquiror and the Seller Representative may from time to time elect by joint notice in writing ("Permitted Investments"):

               (A)  Any U.S. Government or U.S. Government Agency security;

               (B)  Any commercial paper rated A1/P1 or better;

               (C) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services, Inc. or Standard & Poor's Corporation;

               (D)  [THE CHASE BANK TREASURY FUND]; or


               (E)  The following institutional money market funds:

                    (1)  Dreyfus Treasury Cash Management Fund
                    (2)  Provident T-Fund Dollar Account
                    (3)  Federated Treasury Obligations Fund
                    (4)  AIM Treasury Portfolio


In the absence of written instructions to the contrary from Acquiror and Vierling, the Escrow Agent shall invest the Vierling Escrowed Property in Permitted Investments set forth in clause (D) of this Section 2(a). In the absence of written instructions to the contrary from Acquiror and the Seller Representative, the Escrow Agent shall invest the Indemnification Escrowed Property in Permitted Investments set forth in clause (D) of this Section 2(a).

          (b)  Any Interest shall be set aside and distributed as provided in
Section 2(d).

          (c) The Escrow Agent will act upon investment instructions the Business Day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by-any loss arising by error, failure or delay in the making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 2(c).

          (d) Subject to Section 2(e), any Interest on the Vierling Escrowed Property shall be distributed to Vierling within ten days of the end of each calendar quarter in which the Interest was paid, in accordance with joint written instructions executed by Vierling and Acquiror and received by the Escrow Agent. Subject to Section 2(e), any interest earned on the Indemnification Escrowed Property shall be distributed for the benefit of the Target's shareholders upon the termination of this Agreement pursuant to
Section 15 in accordance with joint written instructions executed by the Seller Representative and Acquiror and received by the Escrow Agent. Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within two Business Days of being paid.

     SECTION 3.     RELEASE OF THE VIERLING ESCROWED PROPERTY.

          (a) Upon the occurrence of an event requiring the distribution to Vierling or Acquiror of all or any portion of the Vierling Escrowed Property in accordance with the Amended Employment Agreement or upon the mutual agreement of Acquiror and Vierling, Acquiror and Vierling will deliver to the Escrow Agent a written notice (a "Distribution Notice") requesting distribution to Vierling or Acquiror, as applicable, of a specified amount of the Vierling Escrowed Property, if any. Within three (3) Business Days after delivery of a Distribution Notice to the Escrow Agent and the other parties hereto, the Escrow Agent shall pay to either or both of Acquiror and Vierling the amount of the Vierling Escrowed Property specified in such Distribution Notice. The Escrow Agent will not distribute any of the Vierling Escrowed Property until it receives a Distribution Notice or a Final Determination (as hereinafter defined) setting forth the rights of Acquiror and Vierling with respect to the Vierling Escrowed Property.

          (b) The Escrow Agent shall disburse to Acquiror (for its own account or for the account of any Indemnitee, as defined in Section 8) such portion of the Indemnification Escrowed Property as instructed pursuant to this Section 3 to pay Target Indemnified Costs or Shareholder Indemnified Costs (collectively, "Indemnified Costs") for which the Indemnitee is entitled to reimbursement pursuant to Article 11 of the Merger Agreement. Payment shall be made not more than three Business Days after: (i) the delivery to the Escrow Agent of joint written instructions signed by Acquiror and the Seller Representative specifying an amount to be paid to an Indemnitee, or (ii) the delivery to the Escrow Agent and the Seller Representative of a copy of a Final

Determination establishing the Indemnitee's right to reimbursement under this Agreement and Article l l of the Merger Agreement with respect to such Indemnified Costs. A "Final Determination" shall mean a final, non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party reasonably satisfactory' to the Escrow Agent to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

     SECTION 4. NO DISTRIBUTION OF EXPENSES. Neither Acquiror, Vierling, the Seller Representative nor any other shareholder of Target shall be entitled to reimbursement out of the Escrowed Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement, except that (a) Acquiror shall be entitled to reimbursement for Indemnified Costs as provided in Section 8 of this Agreement; and (b) upon joint written instructions executed by Acquiror and the Seller Representative and received by the Escrow Agent, the Seller Representative shall be entitled to reimbursement from the Indemnification Escrowed Property for such costs and expenses as may be agreed upon by Acquiror and the Seller Representative.

     SECTION 5. SEGREGATION OF THE FUND. (a) The Escrow Agent shall segregate from the Indemnification Escrow Account and transfer into a separate account (the "Pending Claims Account") maintained by the Escrow Agent for the benefit of Acquiror and the Target's shareholders the portion of the Indemnification Escrowed Property that may be necessary to satisfy in fill all Pending Claims (as defined below), and shall hold such portion in accordance with this Section 5. "Pending Claims" shall mean unresolved Claims (as defined in Section 8) that are the subject of one or more Claims Notices delivered under Section 8(b). Such segregated Indemnification Escrowed Property will be invested pursuant to Section 2.

          (b) Any portion of the Indemnification Escrowed Property segregated under Section 5(a) shall continue to be segregated by the Escrow Agent until the Escrow Agent is directed to release such Indemnification Escrowed Property by (i) written instructions signed by Acquiror and the Seller Representative instructing the Escrow Agent how to pay all or any portion of such segregated Indemnification Escrowed Property, or (ii) a copy of a Final Determination establishing the Indemnitee's or the Target's shareholders' right to reimbursement under Section 8. The Escrow Agent shall be entitled to rely conclusively on the written advice of counsel to Acquiror or the Seller Representative, as the case may be, that the judgment delivered to the Escrow Agent pursuant to this Section 5(b) is a Final Determination.

     SECTION 6. DISTRIBUTION OF INDEMNIFICATION ESCROWED PROPERTY TO THE TARGET'S SHAREHOLDERS. Not later than the second Business Day after the date which is l2 months from the execution of this Agreement (the "Release Date"), the Escrow Agent shall distribute to the Target's shareholders the remainder of the Indemnification Escrowed Property (plus accrued and undistributed Interest on the Indemnification Escrowed Property) minus the sum of the total amount of Indemnification Escrowed Property that is then being segregated with respect to Pending Claims under Section 5. Any amounts segregated with respect to Pending Claims shall be released as provided in Section 5(b). Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would be required to be disbursed, shall be disbursed within two Business Days of being paid.

     SECTION 7. TAXPAYER IDENTIFICATION NUMBERS. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment.

     SECTION 8. CLAIMS AGAINST THE INDEMNIFICATION ESCROWED PROPERTY. From and after the Closing, but subject to the conditions and limitations set forth in this Agreement and the Merger Agreement, the Acquiror Indemnified Parties and their respective successors and assigns (collectively, the "Indemnitees") shall be entitled to reimbursement out of the Indemnification Escrowed Property for any and all Indemnified Costs pursuant to and as provided in Article 11 of the Merger Agreement (collectively, the "Claims"). Notwithstanding any of the provisions of the Merger Agreement, the Escrow Agent shall be entitled to conclusively rely upon the provisions of Sections 8(a)-(d) hereof in Determining whether a Claim for indemnification shall be paid out of the Indemnification Escrowed Property.

          (a) Claims against the Indemnification Escrowed Property may be made by Acquiror, on its own behalf or on behalf of any other Acquiror Indemnified Party, for indemnification of any Indemnified Costs. No person other than Acquiror shall be permitted to make a Claim on behalf of the Acquiror Indemnified Parties against the Indemnification Escrowed Property for Indemnified Costs under this Section 8 unless Acquiror provides written notice to Escrow Agent and the Seller Representative that Acquiror has authorized another Acquiror Indemnified Party to make such claims.

          (b) Acquiror shall promptly notify the Seller Representative and the Escrow Agent in writing of any sums which Acquiror Claims are subject to indemnification ("Claims Notice"). Failure of Acquiror to exercise promptness in such notification shall not amount to a waiver of such Claim unless, and only to the extent that, the resulting delay materially and adversely prejudices the Target's shareholders. Such notice shall consist of a description of the Claim and specify each Acquiror Indemnified Party and the amount (which may be estimated) of the Claim in United States dollars.

          (c) The Seller Representative may contest the Claims (or any portion thereof) specified in any Claims Notice by giving the Escrow Agent and Acquiror written notice of such contest within ten days after receipt by the Seller Representative and the Escrow Agent of such Claims Notice, which notice of contest shall include a statement of the grounds of such contest and shall state the amount of any such claim by Acquiror that the Seller Representative does not dispute.

          (d) Payment of any claim for indemnification (or portion thereof) shall become due and payable as follows:

               (i) If, notwithstanding Section 3 of this Agreement, at 5:00 p.m. (Dallas time) on the fifteenth Business Day after receipt by the Seller Representative and the Escrow Agent of a Claims notice pursuant to Section 8(b) above, the Escrow Agent has not received written notice from the Seller Representative that the Seller Representative contests the Claim (or portion thereof) pursuant to Section 8(c) above, the Claim (or the uncontested portion thereof) shall be promptly paid by the Escrow Agent to Acquiror;

               (ii) If the Seller Representative contests the claim (or portion thereof) pursuant to Section 8(c) and the Claim (or portion thereof) is settled by a written agreement of the Seller Representative and Acquiror, the amount provided in such written agreement shall, upon receipt by the Escrow Agent of a copy of such written agreement, be promptly paid by the Escrow Agent pursuant to the terms of such written agreement; and

               (iii) If the Seller Representative contests the Claim (or portion thereof) pursuant to Section 8(c) hereof and a Final Determination has been obtained, the amount set forth in such Final Determination shall be promptly paid by the Escrow Agent pursuant to the terms of such Final Determination.

     SECTION 9. EXPIRATION OF CLAIMS FOR REIMBURSEMENT. Any claim for reimbursement from the Escrow Account must be asserted in writing by Acquiror or any Acquiror Indemnified Party designated pursuant to Section 8(a) in accordance with Section 8 by a writing received by the Seller Representative and the Escrow Agent prior to 5:00 p.m. (Dallas time) on the Release Date.

     SECTION 10. THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by Acquiror and the Seller Representative that:

          (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested Escrowed Property held hereunder shall not earn or accrue Interest.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Acquiror, Vierling and the Seller Representative (on behalf of the Target's shareholders) shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of

Interest incident to any such delays. This Section l0(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Acquiror shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This
Section 10(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all other obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of: (i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to Acquiror and the Seller Representative of the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeeping the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or a Final Determination.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement between Acquiror and the Seller Representative resulting in adverse claims or demands being made in connection with the Indemnification Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder with respect to the Indemnification Escrowed Property, the Escrow Agent shall be entitled to retain the Indemnification Escrowed Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Indemnification Escrowed Property or (ii) a written agreement executed by Acquiror and the Seller Representative directing delivery of the Indemnification Escrowed Property, in which event the Escrow Agent shall disburse the Indemnification Escrowed Property in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

          In the event of any disagreement between Acquiror and Vierling resulting in adverse claims or demands being made in connection with the Vierling Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder with respect to the Vierling Escrowed Property, the Escrow Agent shall be entitled to retain the Vierling Escrowed Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Vierling Escrowed Property or
(ii) a written agreement executed by Acquiror and Vierling directing delivery of the Vierling Escrowed Property, in which event the Escrow Agent shall disburse the Vierling Escrowed Property in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

          (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount
of $[    ] for the initial year and $[         ] annually thereafter,
together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel) not to exceed $1,000 absent any litigation or other dispute arising under this Agreement. Acquiror hereby agrees with the Escrow Agent, Vierling and the Seller Representative that all fees and expenses of the Escrow Agent hereunder shall be paid by Acquiror. Without limiting Acquiror's obligations as set forth in the immediately preceding sentence, any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder. The Escrow Agent's fee may be adjusted from time to time to conform to its then current guidelines.

          (m) Except as may be required by applicable law, no prospectuses, press releases, reports and promotional material, or other similar materials which mention in any language the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

          (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

     Section 11. NOTICES. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if: (a) transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) personally delivered, upon delivery or refusal of delivery;
(c) mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

          (i)  if to Acquiror or to any Indemnitee:

                    Haggar Clothing Co.
                    6113 Lemmon Avenue
                    Dallas, Texas 75209
                    Attention: General Counsel
                    Facsimile: (214) 956-4446


                    with a copy to:


                    Vinson & Elkins L.L.P.
                    3700 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas 7520l
                    Attention: J. Christopher Kirk
                    Facsimile: (214) 999-7897


          (ii) if to the Seller Representative, to:

                    Edward D. Vierling
                    c/o Jerell Inc.
                    1431 Regal Row
                    Dallas, Texas 75247-3672
                    Facsimile: (214) 637-4205

          (iii)  if to Vierling, to:

                    Edward D. Vierling
                    c/o Jerell Inc.
                    1431 Regal Row
                    Dallas, Texas 75247-3672
                    Facsimile: (214) 637-4205


          (iv)   if to the Escrow Agent, to:

                    Chase Bank of Texas, N.A.

                    ------------------------------------

                    ------------------------------------
                    Attn:
                         -------------------------------
                    Facsimile:
                              --------------------------


Any party by written notice to the other parties pursuant to this Section 11 may change the address or the persons to whom notices or copies thereof shall be directed.

     SECTION 12. WAIVERS; AMENDMENTS. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by all of the parties hereto.

     SECTION 13. CONSTRUCTION. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.

     SECTION 14. ASSIGNMENT; THIRD PARTIES. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (a) upon notice to Vierling, the Seller Representative and the Escrow Agent and without releasing Acquiror from any of its obligations or liabilities hereunder, Acquiror may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Acquiror or any Person with or into which Acquiror or any parent company of Acquiror merges or consolidates, and (b) nothing in this Agreement shall limit Acquiror's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Acquiror or Acquiror's designee without the consent of Vierling, the Seller Representative or the Escrow Agent. Vierling, the Seller Representative and the Escrow Agent shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Acquiror or its institutional lenders may from time to time reasonably request;
PROVIDED, HOWEVER, that unless written notice is given to Vierling, the Seller Representative and the Escrow Agent that any such collateral assignment has been foreclosed upon, Vierling, the Seller Representative and the Escrow Agent shall be entitled to deal exclusively with Acquiror as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Acquiror's assigns.

     SECTION 15. TERMINATION. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Property in accordance with the provisions of this Agreement.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

     SECTION 17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     SECTION 18. CONSENT TO SERVICE. Acquiror, Vierling and the Seller Representative hereby irrevocably submit to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding to which the Escrow Agent is a party arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respective of such action or proceeding shall be heard and determined in such a Texas state or federal court. The parties hereby consent to and grant to such court jurisdiction over the person of such parties and of the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid as to sufficient service thereof.

     SECTION 19. SEVERABILITY. The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     SECTION 20. WAIVER OF OFFSET RIGHTS. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, Indemnified Costs, or other losses (collectively "Escrow Agent Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement or any Indemnitee, other than Escrow Agent Claims arising under this Agreement.

                 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                     "ACQUIROR"


                                     HAGGAR CLOTHING CO.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     "VIERLING"


                                     ------------------------------------------
                                     Edward D. Vierling


                                     "SELLER REPRESENTATIVE"


                                     ------------------------------------------
                                     Edward D. Vierling, , not in his individual capacity, but in his capacity as Seller Representative under the Merger Agreement


                                     "ESCROW AGENT"

                                     CHASE BANK OF TEXAS, N.A.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                      EXHIBIT B

                            FORM OF LETTER OF TRANSMITTAL

  For surrender of Certificate(s) Formerly Representing Shares of Common Stock
                                          of


                                     JERELL, INC.

          DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL WILL
                           NOT CONSTITUTE A VALID DELIVERY

                       NOTE: SIGNATURES MUST BE PROVIDED BELOW
                 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 17, 1998, among Haggar Clothing Co., a Nevada corporation ("Acquiror"), JI Acquisition, Inc., a Texas corporation and a direct, wholly-owned subsidiary of Acquiror ("Acquiror Sub"), Jerell, Inc., a Texas corporation (the "Target"), and the Target's shareholders named therein, the parties thereto have agreed that Acquiror Sub shall be merged (the "Merger") with and into the Target, with the Target being the surviving corporation in the Merger. Pursuant to the terms of the Merger Agreement, certain shares of the Company's common stock, par value $0.05 per share (the "Shares"), will, at the effective time of the Merger, be converted into the right to receive certain cash payments as set forth in the Merger Agreement, which payments shall be effected at the times and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined in this Letter of Transmittal shall have the meanings ascribed to them in the Merger Agreement. Each registered holder of a certificate which prior to the Merger represented one or more Shares (each, a "Certificate") may present their Certificate(s), together with this Letter of Transmittal, to Acquiror at the closing of the Merger or to the Exchange Agent after the closing of the Merger. If, however, such registered holder has endorsed a Certificate to another person and the endorsing party's signature has been properly signature guaranteed by an Eligible Institution (defined below), the endorsee should complete a copy of this Letter of Transmittal. In either case, the person signing this Letter of Transmittal represents and warrants to the Target, Acquiror and the Surviving Corporation that it is the beneficial owner of the Shares represented by the Certificates surrendered herewith and described below, free of all Liens, and has full power and authority to execute and deliver this Letter of Transmittal and deliver the Certificates described below. The person signing this Letter of Transmittal represents and warrants to the Target, Acquiror and the Surviving Corporation that, except as described below or as may be described in an Option Release Agreement executed by the undersigned and delivered to Acquiror or the Exchange Agent simultaneously with the delivery of this Letter of Transmittal, the undersigned does not hold, beneficially or of record, any Equity Securities in the Target or any Target Subsidiary or any options, warrants or other rights to acquire any Equity Securities in the Target or any Target Subsidiary, or similar securities or contractual obligations the value of which is derived from the value of any Equity Securities in the Target, or securities convertible into or exchangeable for Equity Securities in, or similar securities or contractual obligations of the Target or any Target subsidiary.


-----------------------------------------------------------------------------------------------------------------
                                     DESCRIPTION OF CERTIFICATES SURRENDERED


-----------------------------------------------------------------------------------------------------------------
     Name and Address of the Registered Holder of the Certificate                  Certificates Enclosed
     (If blank. please fill in exactly as name appears on Certificate)     (Attach signed addendum, if necessary)
-----------------------------------------------------------------------------------------------------------------
                                                                             Class of Shares     Number of Shares
                                                             Certificate      Represented by       Represented
                                                               Number          Certificate        by Certificate
                                                        ---------------------------------------------------------
                                                                                 Common
                                                        ---------------------------------------------------------

                                                        ---------------------------------------------------------
                                                            Total Shares
-----------------------------------------------------------------------------------------------------------------


     IF CERTIFICATES ARE LOST, MUTILATED OR DESTROYED, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE TARGET AT (214) 637-5300 (EXT. 543) FOR INSTRUCTIONS.



     -------------------------------------------------------------------------
                             WIRE PAYMENT INSTRUCTIONS
     -------------------------------------------------------------------------
       If you are delivering an executed copy of this Letter of Transmittal along with your Certificate(s) to Acquiror at or prior to the closing of the Merger, you are entitled to receive the payment to be made in consideration of receipt of your Certificate(s) (the "Payment") by wire transfer of immediately available funds at the closing of the Merger to the account designated below:


                           ------------------------------
                           ------------------------------
                           ------------------------------
                           ------------------------------
                           ------------------------------

     -------------------------------------------------------------------------

     If you are delivering an executed copy of this Letter of Transmittal along with your Certificate(s) (i) to Acquiror at or prior to the closing of the Merger, but you have not completed the box entitled "Wire Payment Instructions" above, or (ii) to the Exchange Agent after the closing of the Merger, the Exchange Agent will deliver the Payment to the address stated above, unless you indicate otherwise in the boxes below entitled
"Special Issuance Instructions" or "Special Delivery Instructions."


------------------------------------------------------------------------------------------------------
                SPECIAL ISSUANCE                                      SPECIAL DELIVERY
                 INSTRUCTIONS                                           INSTRUCTIONS
          Payment Issued to a Designee                              Payment Issued to You
             (See Instruction No. 3)                               (See Instruction No. 3)
------------------------------------------------------------------------------------------------------
     If you desire the Exchange Agent to make         If you desire the Exchange Agent to
     the Payment to a person other than you (the      make the Payment to you, but deliver such
     "Designee"), please give the Designee's name,    Payment to someone other than you or to you
     address, and telephone number below:             at an address other than the address shown
                                                      above, please give such name and address
                                                      below:


     Name: ____________________________________       Name:___________________________________

     Address:__________________________________       Address:________________________________

     __________________________________________       ________________________________________

     __________________________________________       ________________________________________

     __________________________________________       ________________________________________


     Telephone No.:____________________________       Telephone No.:__________________________

------------------------------------------------------------------------------------------------------


     Please complete, sign, and date the "Signature" box below. Your signature must appear exactly as it appears on the Certificates described above or the endorsements on such Certificates, respectively. When Certificates are held by joint tenants, both joint tenants should sign. When signing as administrator, attorney-in-fact, executor, fiduciary, guardian, officer, trustee, or other person acting in a representative capacity, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

     If you have completed either the "Special Issuance Instructions" box or the "Special Delivery Instructions" box above and you are not an Eligible Institution, you must have your signature guaranteed by an Eligible Institution that is a member of: (a) the Securities Transfer Agents Medallion Program, (b) the New York Stock Exchange Medallion Signature Program, or (c) the Stock Exchange Medallion Program (collectively, the "Medallion Programs").

     An "Eligible Institution" is: (a) a firm that is a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or (b) a commercial bank or trust company that has an office or correspondent in the United States of America.

     If a holder of a Certificate has not delivered an executed copy of this Letter of Transmittal along with their Certificate(s) to Acquiror at the closing of the Merger or to the Exchange Agent on or before the first anniversary of the Closing Date, the Exchange Agent will return to the Company all funds remaining to be paid to such holder. Such holder will thereafter be entitled to look only to Acquiror for their Payment, without interest thereon.

---------------------------------------------------------------------------
                               SIGNATURE


Name:_____________________________________________________________________

Address:__________________________________________________________________

        __________________________________________________________________

        __________________________________________________________________


Telephone No.:____________________________________________________________

Signature:________________________________________________________________

Title:____________________________________________________________________

Date:_____________________________________________________________________



                                 SIGNATURE GUARANTEE

Name of Eligible Institution:_____________________________________________

Address:__________________________________________________________________

        __________________________________________________________________

        __________________________________________________________________

Telephone No.:____________________________________________________________

Authorized Signature:_____________________________________________________

Date:_____________________________________________________________________

---------------------------------------------------------------------------

                             INSTRUCTIONS AND TERMS

     1. ACCEPTANCE OF THIS LETTER OF TRANSMITTAL. Each of Acquiror and the Exchange Agent will only accept this Letter of Transmittal if it determines, in its sole discretion, that this Letter of Transmittal is valid and proper. If either Acquiror or the Exchange Agent rejects this Letter of Transmittal as invalid or improper, this Letter of Transmittal will be returned to you along with a letter describing the deficiencies in it.

     2. PERSONS AUTHORIZED TO EXECUTE THIS LETTER OF TRANSMITTAL. The only persons who may execute this Letter of Transmittal and deliver it along with the respective Certificates are: (a) persons who are the registered holders of the Shares represented by such Certificates as of the Effective Time of the Merger, and (b) persons to whom such a registered holder has properly endorsed the Certificates described above, provided that the endorsing party's signature must be properly signature guaranteed by an Eligible Institution. The signature of any registered holder that endorses Certificates to another person must appear on such endorsement exactly as it appears on the face of the respective Certificate.

     3. GUARANTEE OF SIGNATURE. If you complete either the "Special Issuance Instructions" box or the "Special Delivery Instructions" box and you are not an Eligible Institution, you must have an Eligible Institution that is a member of a Medallion Program guarantee your signature.

     4. CERTIFICATES. The Certificates with respect to which this Letter of Transmittal relate must accompany this Letter of Transmittal. If you have lost your Certificates, please contact the Chief Financial Officer of the Target for assistance.

     5. METHOD OF DELIVERY. You may return this Letter of Transmittal and the respective Certificates to the Target, Attention: Chief Financial Officer, who will forward them to Acquiror or the Exchange Agent, as appropriate. The method of delivery, however, is at your sole risk and option. All documents will be considered delivered only when Acquiror or the Exchange Agent, as appropriate, actually receives them.

     6. TRANSFER TAXES. The registered holders of Shares represented by Certificates as of the effective time of the Merger will not be responsible for the payment of any transfer or similar taxes with respect to the exchange of their Certificates. Any person to whom such a registered holder has endorsed a Certificate and any Designee, however, will be responsible for paying any such taxes.

     7. FURTHER ASSURANCES. You agree to execute and deliver to the Acquiror and to the Exchange Agent any additional documents necessary or desirable to perfect the exchange of the Certificates described above.

     8. SUCCESSORS. This Letter of Transmittal shall be binding upon you and your administrators, assigns, heirs, representatives and successors, and shall not be affected by, and shall survive, your death or incapacity.

     9. SURVIVABILITY. The terms of this Letter of Transmittal shall survive the exchange of your Certificates described above for the Payment.

     lO. INADEQUATE SPACE. If the space provided in this Letter of Transmittal is inadequate for any purpose, please attach a separate signed addendum.

     11. FURTHER INFORMATION. Please direct all questions and requests for assistance with respect to this Letter of Transmittal (i) to the Target's Chief Financial Officer prior to the Effective Time of the Merger, and (ii) to the Exchange Agent following the Effective Time of the Merger at the address and telephone number set forth below.

                            TAX INFORMATION AND GUIDELINES

     You must provide Acquiror or the Exchange Agent, as appropriate, with your correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 set forth below. If you are an individual, your TIN is your social security number.

     On the Substitute Form W-9, you must certify under penalties of perjury that: (a) your TIN is correct, and (b) you are not subject to backup withholding, either because the Internal Revenue Service ("IRS") has not notified you that you are subject to backup withholding as a result of a failure to report interest or dividends or because the IRS has notified you that you are no longer subject to backup withholding. If the IRS has notified you that you are subject to backup withholding because of under reporting of interest or dividends, you must cross out item (2) in the "Certification" section of the Substitute Form W-9. If subsequently, however, the IRS notified you that you are no longer subject to backup withholding, you should not cross out item (2).

     Exempt persons, which include all corporations and certain foreign individuals, are not subject to the backup withholding and reporting requirements. An exempt person should furnish its TIN, write "Exempt" on the face of the Substitute Form W-9, and sign and date the form. To satisfy Acquiror or the Exchange Agent, as appropriate, that a foreign person qualifies as an exempt recipient, such person must also submit to Acquiror or the Exchange Agent, as appropriate, with this Letter of Transmittal a Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to such person's foreign status.

     If you are required to provide a TIN, but have not been issued a TIN and have applied for one, or intend to apply for one in the near future, you should write "Applied For" on the line of the Substitute Form W-9 requiring a TIN.

     If you do not provide Acquiror or the Exchange Agent, as appropriate, with your correct TIN, you may be subject to a $50 penalty that the IRS imposes. Failure to comply truthfully with the backup withholding certification requirements may also result in the imposition of criminal and civil fines and penalties.


--------------------------------------------------------------------------------------
SUBSTITUTE            PART I - PLEASE PROVIDE YOUR        Social Security Number
                      TAXPAYER  IDENTIFICATION
FORM W-9              NUMBER  IN  THE  BOX  AT
                      RIGHT  AND  CERTIFY  BY       ----------------------------------
                      SIGNING AND DATING BELOW.                     OR
                                                      Employer Identification Number


--------------------------------------------------------------------------------------



DEPARTMENT OF THE TREASURY,       PART II - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING,
INTERNAL REVENUE SERVICE          SEE "TAX INFORMATION AND GUIDELINES" ABOVE FOR
PAYER'S REQUEST FOR TAXPAYER      CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
IDENTIFICATION NUMBER (TIN)       THIS SUBSTITUTE FORM W-9 AND COMPLETE AS INSTRUCTED
                                  THEREIN.
--------------------------------------------------------------------------------------
CERTIFICATION - Under penalties of perjury, I certify that:

      (1) The number shown on this form is my correct taxpayer identification number or a taxpayer identification number has not been issued to me and either: (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or
          Social Security Administration office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

     (2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "Service") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the Service has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTION - You must cross out item (2) above if you have been notified by the Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return unless you received a subsequent notification from the Service stating that you are no longer subject to backup withholding.
--------------------------------------------------------------------------------------
SIGNATURE:                                                        DATE:
--------------------------------------------------------------------------------------
NAME:
--------------------------------------------------------------------------------------
ADDRESS:
--------------------------------------------------------------------------------------

    IF PRIOR TO THE CLOSING OF THE MERGER FOR DELIVERY TO ACQUIROR AT CLOSING, PLEASE DELIVER THIS COMPLETED LETTER OF TRANSMITTAL AND THE RELATED CERTIFICATES
                                      TO:

                                  JERELL, INC.
                                 1431 REGAL ROW
                            DALLAS, TEXAS 75247-3672
                       ATTENTION: CHIEF FINANCIAL OFFICER

      IF SUBSEQUENT TO THE CLOSING OF THE MERGER, PLEASE DELIVER THIS COMPLETED
             LETTER OF TRANSMITTAL AND THE RELATED CERTIFICATES TO:


                         -------------------------------
                         -------------------------------
                         -------------------------------
                         -------------------------------

                 CERTIFICATION OF NON-FOREIGN STATUS PURSUANT TO THE
                          INTERNAL REVENUE CODE SECTION 1445


     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the Acquiror that withholding of tax is not required upon the disposition of a U.S. real property interest pursuant to the terms of the Merger Agreement, the undersigned hereby warrants, represents and certifies that the undersigned is not a foreign corporation (as such term is defined in the Internal Revenue Code and Income Tax Regulations) for purposes of U.S. income taxation.

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Acquiror and that any false statement by the undersigned contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned's knowledge and belief it is true, correct and complete.


                                       ---------------------------------------
                                       (Signature of Holder)

Date:     _______, 1998

                                      EXHIBIT C

                                       FORM OF
                             OPTION SURRENDER AGREEMENT,
                                  RELEASE AND WAIVER

                    NOTE: SIGNATURE MUST BE PROVIDED BELOW AND ON
                              THE SCHEDULE OF OWNERSHIP.


                 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


To:  Haggar Clothing Co., a Nevada corporation ("Acquiror")
     Jerell, Inc., a Texas corporation (the "Target"):

     The undersigned acknowledges that, pursuant to the Agreement and Plan of Merger dated as of December 17, 1998 (the "Merger Agreement"), by and among Acquiror, JI Acquisition, Inc., a Texas corporation and a direct, wholly owned subsidiary of Acquiror ("Acquiror Sub"), Target and the Target's shareholders named therein, the Options (as defined below) will be cancelled at the time the proposed merger of Acquiror Sub with and into the Target (the "Merger") becomes effective (the "Effective Time"). Upon the later to occur of (i) the Effective time, or (ii) delivery by the undersigned of this Option Surrender Agreement, Release and Waiver (this "Option Release") to Acquiror at or prior to the closing of the Merger, the undersigned shall be entitled, subject to the terms and conditions set forth in the Merger Agreement, to receive certain cash consideration. Capitalized terms used but not otherwise defined in this Option Release shall have the meanings ascribed to them in the Merger Agreement.

     Effective as of the Effective Time of the Merger, the undersigned hereby surrenders for cancellation to Acquiror and to the Target all of the undersigned's right, title and interest in and to each option (each, an "Option") to purchase shares of the Target's common stock, par value $0.05 per share ("Common Stock"), whether vested or unvested, including those options of the undersigned listed on the attached Schedule of Ownership (the "Ownership Schedule"). The surrender by the undersigned of each such Option held by the undersigned is made in consideration for the payment of an amount equal to the Option Consideration payable with respect to such Option which payment shall be effected at the times and subject to the conditions set forth in the Merger Agreement.

     The undersigned hereby represents, warrants and acknowledges that: (i) the Ownership Schedule attached hereto correctly and completely sets forth all Options held by the undersigned; (ii) such Options are being surrendered hereby for cancellation as of the Effective Time; (iii) the undersigned holds such Options free and clear of all Liens, except as disclosed in the Merger Agreement, and has full power and authority to surrender for cancellation such Options, and (iv) except as set forth in the Ownership Schedule, the undersigned does not have the right to acquire Equity Securities in the Target or any Target Subsidiary or any options, warrants or other rights to acquire any Equity Securities in the Target or any Target Subsidiary, or similar securities or contractual obligations the value of which is derived from the value of any Equity Securities in the

Target, or securities convertible into or exchangeable for Equity Securities in, or similar securities or contractual obligations of, the Target or any Target subsidiary.

     This Option Release is irrevocable by the undersigned but will terminate if and when the Merger Agreement is terminated (other than by consummation of the Merger) in accordance with its terms.

     The undersigned, on behalf of itself, himself or herself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of the undersigned (including, without limitation, any trust of which the undersigned is the trustee or which is for the benefit of the undersigned or a member of his or her family), to the fullest extent permitted by law, hereby acknowledges that the payments made in exchange for this Option Release are in full satisfaction of any and all rights the undersigned may have under the Options as to which the undersigned has any right, title or interest and hereby releases each of Acquiror, the Target and the Surviving Corporation from any obligations it would otherwise have with respect thereto, other than the obligation to make the payments to the undersigned as described in this Option Release and in the Merger Agreement.

     The undersigned also acknowledges that, if this Option Release is delivered to Acquiror at or prior to the closing of the Merger, all payments to be made in exchange for this Option Release at the Closing are to be paid in immediately available funds by wire transfer at the Closing to the account specified on the Ownership Schedule. The undersigned acknowledges that, if this Option Release is delivered to Acquiror or the Surviving Corporation after the closing of the Merger, all payments made in exchange for this Option are to be delivered to the address set forth on the Ownership Schedule. The undersigned also acknowledges that neither Acquiror, the Target nor the Surviving Corporation is required to make any payments to the undersigned pursuant to this Option Release unless his or her Option is outstanding immediately prior to the Effective Time.

     The undersigned also acknowledges that all payments to be made pursuant to this Option Release may be subject to applicable withholding taxes.

     The undersigned, upon request, will execute and deliver any additional documents deemed by Acquiror or the Target to be reasonably necessary or desirable to complete the surrender of the Options surrendered hereby.

     The undersigned recognizes that the Merger is subject to various conditions and that the Target will not be required to accept the surrender of any of the Options surrendered hereby if the Merger is not consummated.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              ___________________________________________
                              Name:______________________________________


                              Date:______________________________________


                              Address:___________________________________
                              ___________________________________________
                              ___________________________________________
                              Area Code and Telephone:___________________
                              Taxpayer Identification
                               or Social Security Number:________________

                                  INSTRUCTIONS

     1. EXECUTION OF THE OPTION RELEASE AND THE OWNERSHIP SCHEDULE. This Option Release is to be completed by the holder of Options. In order to validly surrender Options, the holder must complete and sign this Option Release and the Ownership Schedule in accordance with the instructions herein and mail or deliver them to the Target.

     THE OWNERSHIP SCHEDULE MUST BE SIGNED BY THE HOLDER AND RETURNED
TOGETHER WITH THIS OPTION RELEASE. A second copy of the Ownership Schedule for the holder's records has also been included herewith.

     2. DELIVERY. The Option Release and the enclosed Ownership Schedule, when executed, should be mailed or delivered to:

          (i)  If prior to the closing of the Merger:

                    Jerell, Inc.
                    1431 Regal Row
                    Dallas, Texas 75247-3672
                    Attention: Chief Financial Officer


          (ii) If after the closing of the Merger:

                    Haggar Clothing Co.
                    6113 Lemmon Avenue
                    Dallas, Texas 75209
                    Attention: General Counsel

     The method of delivery of the Option Release and the Ownership Schedule is at the option and risk of the surrendering holder. Delivery by expedited mail, courier or other similar service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. Holders are also advised to retain a copy of all documents delivered.

     3. SIGNATURE ON THE OPTION RELEASE. The signature on this Option Release must correspond exactly with the holder's name in the records of the Target.

     4. REQUESTS FOR ASSISTANCE. If you have questions or need assistance please call the Target's Chief Financial Officer at (214) 637-5300 (ext. 543).

                               OWNERSHIP SCHEDULE


                         NUMBER OF SHARES ISSUABLE
NAME OF OPTIONHOLDER      UPON EXERCISE OF OPTION       EXERCISE PRICE PER SHARE
--------------------     -------------------------      ------------------------









       --------------------------------------------------------------------
                            WIRE PAYMENT INSTRUCTIONS
       --------------------------------------------------------------------
       (To be completed if this Option Release is delivered to Acquiror at or prior to the closing of the Merger):

                           ---------------------------
                           ---------------------------
                           ---------------------------
                           ---------------------------
                           ---------------------------

       --------------------------------------------------------------------


       --------------------------------------------------------------------
                             PAYMENT DELIVERY INSTRUCTIONS
       --------------------------------------------------------------------
       (To be completed if this Option Release is delivered to the Surviving
       Corporation after the closing of the Merger):

                     Address: ___________________________________
                              ___________________________________
                                     (Include Zip Code)


       --------------------------------------------------------------------





       --------------------------------------------------------------------


                           ---------------------------
                                Signature of Holder

                           ---------------------------
                                Type or Print Name

                           ---------------------------
                                      Date
       --------------------------------------------------------------------


                 CERTIFICATION OF NON-FOREIGN STATUS PURSUANT TO THE
                          INTERNAL REVENUE CODE SECTION 1445

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Acquiror that withholding of tax is not required upon the disposition of a U.S. real property interest pursuant to the terms of the Merger Agreement, the undersigned hereby warrants, represents and certifies that the undersigned is not a foreign corporation (as such term is defined in the Internal Revenue Code and Income Tax Regulations) for purposes of U.S. income taxation.

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Acquiror and that any false statement by the undersigned contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned's knowledge and belief it is true, correct and complete.

                                   ------------------------------------------
                                   (Signature of Holder)


Date:     ______________, 1998

                                      EXHIBIT D

                                       FORM OF
                              NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (this "Agreement") is entered into as of December 17, 1998, by and between Haggar Clothing Co., a Nevada corporation ("Acquiror"), and ______________________ ("Shareholder").


                                PRELIMINARY STATEMENTS

     A. Concurrently with the execution of this Agreement, Acquiror, JI Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Acquiror ("Acquiror Sub"), Jerell, Inc., a Texas corporation ("Target"), and each of the persons named as "Shareholders" therein (including Shareholder), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Acquiror Sub shall be merged with and into Target. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

     B. Acquiror has required that Shareholder enter into this Agreement as an inducement to Acquiror to enter into, and consummate the transactions contemplated by, the Merger Agreement, and Shareholder desires to do so.

                                      AGREEMENTS

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     1. CONSIDERATION. Shareholder has entered into this Agreement and made the covenants hereinafter set forth in order to induce Acquiror to enter into, and consummate the transactions contemplated by, the Merger Agreement.

     2. CONFIDENTIAL INFORMATION. Shareholder acknowledges that the confidential information and data obtained or possessed by Shareholder concerning the business affairs of Target and the Target Subsidiaries (the "Confidential Information") will, from and after the Effective time, be the property of Acquiror, Target and the Surviving Corporation and not Shareholder. Therefore, Shareholder agrees to not disclose to any Person or use for any purpose the Confidential Information unless and to the extent that such Confidential Information is (a) required to be disclosed by any applicable Law, or (b) becomes generally known to and available for use by the public otherwise than as a result of any act or omission to act of Shareholder. Shareholder agrees to deliver to Acquiror, at the Closing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the conduct of the business of Target and the Target Subsidiaries which Shareholder may then possess or have under Shareholder's control.

     3. NONCOMPETITION. Except as expressly permitted herein, Shareholder agrees that her or she shall not (and shall cause his or her Affiliates to not), until 11:59 p.m. on the fourth anniversary of the Closing Date:

          (a) directly or indirectly own, engage in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, director, officer, employee, agent, consultant, partner, joint venturer, member, beneficiary or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which in any way competes with Acquiror in the Business (as hereinafter defined) in the Territory (as hereinafter defined); provided, however, that Shareholder may own, directly or indirectly, securities of any entity engaged in the Business if such securities are traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System and Shareholder does not, directly or indirectly, own 1% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 1% or more of any class of equity securities, of such entity;

          (b) directly or indirectly aid, abet or otherwise assist, or act as a consultant to, any individual, business or other organization or entity in the Business in the Territory;

          (c) directly or indirectly request or advise any present or future customers of Acquiror or Target to cancel any contracts with Acquiror, Target or the Surviving Corporation or curtail their dealings with Acquiror, Target or the Surviving Corporation;

          (d) directly or indirectly request or advise any present or future service provider or financial resource of Acquiror or Target to withdraw, curtail or cancel the furnishing of such service or resource to Acquiror, Target or the Surviving Corporation or to increase the price at which such services or resources are provided to Acquiror, Target or the Surviving Corporation;

          (e) directly or indirectly disclose or communicate to any other person, firm or corporation engaged in the Business in the Territory which disclosure or communication could reasonably be expected to result in harm to Acquiror:

               (i) the name of any past (within the last three years) or present customer of Acquiror, Target or the Surviving Corporation; or

               (ii) the name of any past (within the last three years) or present employee of Acquiror, Target or the Surviving Corporation; or

          (f) directly or indirectly induce or attempt to influence any employee of Acquiror or Target to terminate his or her employment with Acquiror, Target or the Surviving Corporation.

As used herein, "Business" means the design, manufacture, marketing and import of moderately priced women's sportswear and dresses. As used herein, "Territory" means any point within the United States of America.

     4. VALIDITY OF PROVISIONS. Shareholder acknowledges that the geographic boundaries, scope of prohibited activities and time duration of the provisions set forth in this Agreement are reasonable in nature and no broader than are necessary to protect the Confidential Information and the business and goodwill of Acquiror, Target and the Surviving Corporation, and that the enforcement of such covenants will not cause Shareholder any undue hardship or unreasonably interfere with Shareholder's ability to earn a livelihood. Nevertheless, if any of the covenants set forth in this Agreement are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

     5. ENFORCEMENT OF COVENANTS. Shareholder agrees that a violation on his or her part of any covenant contained in this Agreement shall cause irreparable damage to Acquiror and, consequently, Shareholder further agrees that Acquiror shall be entitled, as a matter of right, to an injunction restraining any further violation of such covenant by Shareholder. Such right to an injunction shall be cumulative and in addition to all other remedies that Acquiror may have, including, but not limited to, recovery of damages.

     6. EFFECTIVENESS OF AGREEMENT. Acquiror and the Shareholder hereby agree that this Agreement shall, automatically and without any further action on the part of either of Acquiror, Shareholder or any other party to the Merger Agreement, become effective at the Effective Time. Acquiror and the Shareholder agree that if the Merger Agreement is terminated in accordance with its terms, this Agreement shall terminate and the parties hereto shall thereafter have no further obligations to any other party hereunder.

     7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

          (i)  if to Acquiror:

               Haggar Clothing Co.
               6113 Lemmon Avenue
               Dallas, Texas 75209
               Attention: General Counsel
               Facsimile: (214) 956-4446
               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201
               Attention: J. Christopher Kirk
               Facsimile: (214) 999-7897

          (ii) If to Shareholder, at the address set forth beneath such Shareholder's name on the signature page hereto.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No amendment to, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by Acquiror and Shareholder.

     9. ASSIGNMENT; PARTIES BOUND. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED WHOLLY IN THAT STATE. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF DALLAS, TEXAS.

     11. NON-WAIVER OF BREACH. A waiver by any party hereto of a particular breach or default by another party in connection with any provision of this Agreement must be in writing and shall not be deemed a waiver of a default by a third party or any subsequent default or breach of the same or any other provision of this Agreement.

     12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     13. ATTORNEYS' FEES. if any party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.


                       [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                 HAGGAR CLOTHING CO.



                                 By:
                                     ------------------------------------------

                                 Name:
                                       ----------------------------------------

                                 Title:
                                        ---------------------------------------




                                 By:
                                     ------------------------------------------
                                         Shareholder


                                 Address:
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          Attention:
                                                     --------------------------
                                          Facsimile:
                                                     --------------------------

                                      EXHIBIT E


                      FORM OF RELEASE AND TERMINATION AGREEMENT



     This Release and Termination Agreement, dated as of ________________, 199_ (this "TERMINATION AGREEMENT"), is made by and among, Jerell, Inc., a Texas corporation (the "COMPANY"), Gerald M. Frankel ("GF"), Edward D. Vierling ("EV"), Richard Frankel ("RF"), Elizabeth Frankel Bailenson ("EF"), and Jessica Frankel ("JF").

                                PRELIMINARY STATEMENTS


     A. The Company, GF, EV, RF, EF, as successor-in-interest to the Elizabeth Frankel Trust (the "EF TRUST") and JF, as successor-in-interest to the Jessica Frankel Trust (the "JF TRUST"), as parties to that certain Succession Agreement dated March 15, 1995 (the "SUCCESSION AGREEMENT").

     B. Pursuant to the Succession Agreement, the Company and GF entered into that certain Employment Agreement effective as of November 1, 1994 (the "EMPLOYMENT AGREEMENT").

     C. The Company, GF, EV, RF, EF, as successor-in-interest to the EF Trust and JF, as successor-in-interest to the JF Trust, as parties to that certain Voting Agreement dated as of March 15, 1995 (the "VOTING AGREEMENT").

     D. GF, EV, RF, EF, as successor-in-interest to the EF Trust and JF, as successor-in-interest to the JF Trust, as parties to that certain Stock Option Agreement dated March 15, 1995 and amended on October 9, 1998 and December 15, 1998 (as so amended, the "OPTION AGREEMENT").

     E. The Company, GF, RF, EF, as successor-in-interest to the EF Trust and JF, as successor-in-interest to the JF Trust, as parties to that certain Buy-Sell Agreement dated June 27, 1991, which Buy-Sell Agreement was amended on March 15, 1995 pursuant to the Succession Agreement (as so amended, the "BUY-SELL AGREEMENT").

     F. Haggar Clothing Co., a Nevada corporation ("ACQUIROR"), JI Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Acquiror ("ACQUIROR SUB"), the Company, GF, EV and, for the limited purposes set forth therein, RF, EF and JF have entered into an Agreement and Plan of Merger dated as of December 17, 1998 (the "MERGER AGREEMENT"), pursuant to which Acquiror Sub shall be merged with and into the Company (the "MERGER"). Capitalized terms used but not otherwise defined in this Termination Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

     G. In order to induce Acquiror to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties desire to enter into this Termination Agreement to, among other things, terminate as of the Effective Time their respective rights and obligations under the documents described in these Preliminary Statements to which they are parties, which documents will thereafter be of no further force and legal effect for all purposes, as set forth herein.

     H. It is a condition precedent to the obligations of Acquiror to consummate the Merger and the other Transactions contemplated in the Merger Agreement that the parties hereto execute, deliver, enter into and perform this Termination Agreement.


                                      AGREEMENTS

     NOW THEREFORE, in consideration of the premises and in order to induce Acquiror to enter into, and consummate the Transactions contemplated by, the Merger Agreement, the Company, GF, EV, RF, EF and JF, intending to be legally bound, hereby agree as follows:

                                STATEMENT OF AGREEMENT

     1. TERMINATION OF THE SUCCESSION AGREEMENT. Effective as of the Effective Time, the Company, GF, EV, RF, EF and JF hereby terminate the Succession Agreement, together with all rights, duties and obligations of the parties thereunder. From and after the Effective Time, such parties shall have no, and hereby release each other from all, obligations, claims, demands, costs, contracts, liabilities, objections, actions and causes of action of any nature, type or description, whether at law or in equity, in contract or tort, or otherwise known or unknown, or suspected or unsuspected (collectively, "OBLIGATIONS") that the parties ever had or now have or may claim to have or hereafter have or claim to have to or against any of the other parties under the Succession Agreement, and-the Succession Agreement shall be considered void and of no further force and effect for all purposes.

     2. TERMINATION OF THE EMPLOYMENT AGREEMENT. Effective as of the Effective Time, the Company and GF hereby terminate the Employment Agreement, together with all rights, duties and obligations of the parties thereunder. From and after the Effective Time, such parties shall have no, and hereby release each other from all, Obligations that the parties ever had or now have or may claim to have or hereafter have or claim to have to or against any of the other parties under the Employment Agreement, and the Employment Agreement shall be considered void and of no further force and effect for all purposes.

     3. TERMINATION OF THE VOTING AGREEMENT. Effective as of the Effective Time, the Company, GF, EV, RF, EF and JF hereby terminate the Voting Agreement, together with all rights, duties and obligations of the parties thereunder. From and after the Effective Time, such parties shall have no, and hereby release each other from all, Obligations that the parties ever had or now have or may claim to have or hereafter have or claim to have to or against any of the other parties under the Voting Agreement, and the Voting Agreement shall be considered void and of no further force and effect for all purposes.

     4. TERMINATION OF THE OPTION AGREEMENT. Effective as of the Effective Time and following the consummation of the transactions contemplated in Section
8.19 of the Merger

Agreement, the Company, GF, EV, RF, EF and JF hereby terminate the Option Agreement together with all rights, duties and obligations of the parties thereunder. From and after the Effective Time, such parties shall have no, and hereby release each other from all, Obligations against each other that the parties ever had or now have or may claim to have or hereafter have or claim to have to or against any of the other parties under the Option Agreement, and the Option Agreement shall be considered void and of no further force and effect for all purposes.

     5. TERMINATION OF THE BUY-SELL AGREEMENT. Effective as of the Effective Time, the Company, GF, RF, EF and JF hereby terminate the Buy-Sell Agreement, together with all rights, duties and obligations of the parties thereunder. From and after the Effective Time, such parties shall have no, and hereby release each other from all, Obligations that the parties ever had or now have or may claim to have or hereafter have or claim to have to or against any of the other parties under the Buy-Sell Agreement, and the Buy-Sell Agreement shall be considered void and of no further force and effect for all purposes.

     6. FURTHER ACTION. At any time and from time to time, each party to this Termination Agreement agrees, subject to the terms and conditions of this Termination Agreement, to take such reasonable actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Termination Agreement at the earliest practicable time.

     7. WAIVER. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

     8. GOVERNING LAW. THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED WHOLLY IN THAT STATE. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF DALLAS, TEXAS.

     9. COUNTERPARTS. This Termination Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     10. ENTIRETY OF THIS TERMINATION AGREEMENT. This Termination Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Termination Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11. AMENDMENT. This Termination Agreement may not be amended except by an instrument in writing signed by each party against whom such amendment is sought to be enforced.

     12. SEVERABILITY. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     13. HEADINGS. The descriptive headings contained in this Termination Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

     14. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section).


                   [Remainder of this page is intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the date first written above.

                                      JERELL, INC.



                                      By:
                                          ------------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------


                                      ----------------------------------------
                                      Gerald M. Frankel


                                      ----------------------------------------
                                      Edward D. Vierling


                                      ----------------------------------------
                                      Richard Frankel


                                      ----------------------------------------
                                      Elizabeth Frankel Bailenson


                                      ----------------------------------------
                                      Jessica Frankel

                                      EXHIBIT F


                    TERMS OF AMENDMENT TO THE EMPLOYMENT AGREEMENT



     Capitalized terms used but not otherwise defined in this Exhibit shall have the meanings set forth in the Agreement.

     1. Except as otherwise expressly described below, the economic terms of the Vierling Employment Agreement will remain in effect until the end of Acquiror's 1999 fiscal year, at which time Vierling and Acquiror or one of its subsidiaries shall negotiate in good faith to enter into a three-year employment contract with economic terms based upon, and consistent with, the letter from Acquiror to Vierling dated November 18, 1998. Such agreement will be subject to approval by Acquiror's Board of Directors, and will supersede all prior agreements relating to Vierling's employment with the Target.

     2. Vierling shall be employed as President of Acquiror's Women's Wear Division.

     3. Vierling's annual salary will be no less than $250,000. Unless otherwise agreed by Vierling and Acquiror or an Acquiror Subsidiary as contemplated in paragraph 1 above, during the term of Vierling's employment, Vierling will be eligible to receive an annual cash performance bonus (the "ANNUAL BONUS") based on a 70%/30% split between Target's net income performance and Acquiror's net income performance, subject to the achievement of the performance targets by Target and Acquiror as follows: (A) for Acquiror's 1999 fiscal year, (i) Target must meet its net income budget and (ii) there is no minimum income performance requirement for Acquiror in order for Vierling to receive an Annual Bonus; (B) for Acquiror's 2000 fiscal year, (i) Target must meet its net income budget and (ii) Acquiror must make at least 25% of its net income performance target in order for Vierling to receive an Annual Bonus and
(C) for Acquiror's 2001 fiscal year, (i) Target must meet its net income budget and (ii) Acquiror must make at least 50% of its net income performance target in order for Vierling to receive an Annual Bonus. The base amount of the Annual Bonus will be $150,000. The Annual Bonus will be doubled for any year in which both Acquiror's net income is 10% above the net income performance target and Target's net income is 10% above the net income budget for that year. The net income performance targets for Acquiror and the net income budgets for Target will be established by the Board in its sole discretion; provided, however, that the net income budget for Target will be based on the projections provided to Acquiror by Jerell in connection with the Merger. Acquiror will notify Vierling of the Acquiror net income performance targets for 1999 fiscal year within 45 days after the Closing Date and will notify Vierling of the Acquiror net income performance targets for 2000 and 2001 fiscal years in accordance with Acquiror's customary policies regarding such notification. The Annual Bonus, if any, shall be paid within 90 days after the end of 1999, 2000 and 2001 fiscal years, respectively.

     4. The portion of the Aggregate Consideration that would otherwise have been payable to Vierling pursuant to the Merger Agreement in an amount equal to $1,500,000 will be held in escrow pursuant to the Merger Agreement and will be distributed to Vierling as follows: $500,000 shall be paid to Vierling on each of the first, second and third anniversaries of the Closing Date; provided, however, that Vierling must remain a full-time employee of Acquiror for the entire calendar year prior to a respective anniversary in order to receive such payment; provided, further, however, that if Vierling's employment is terminated by Acquiror for any reason, the remaining portion of the Employment Escrow Amount, if any, shall be paid in full to Vierling.

     5. On the Closing Date, Acquiror and Vierling shall enter into an Agreement, using Acquiror's usual form, pursuant to which Acquiror will cause Haggar Corp., a Nevada corporation and parent of Acquiror ("PARENT"), to grant Vierling an option (the "STOCK OPTION") to purchase 25,000 shares of Parent's common stock, par value $0.10 per share (the "COMMON STOCK") pursuant to Parent's 1992 Long Term Incentive Plan, at an exercise price equal to the closing price per share of the Common Stock on the Nasdaq National Market System on the Closing Date. The Stock Option will vest as follows: 1/3 on December 31, 1999; 1/3 on December 31, 2000 and 1/3 on December 31, 2001; provided, however, that the Stock Option shall so vest only if Vierling remains a full-time employee of Acquiror for the entire preceding year.

     Subject to approval by Acquiror's Board of Directors and performance review of Vierling, Vierling will be eligible to receive annual grants of options to purchase 10,000 to 25,000 shares of parent's Common Stock over the first three years following the Closing Date.



                                     F-2